Exhibit 99.2

EXECUTION COPY

EMPLOYMENT AGREEMENT

(John R. Chiminski)

EMPLOYMENT AGREEMENT (the “Agreement”) dated as of February 23, 2009 (the “Effective Date”) by and among PTS Holdings Corp. (together with its successors and assigns, “Holdings”), Catalent Pharma Solutions, Inc. (together with its successors and assigns, “Catalent,” and collectively with Holdings, the “Companies”) and John R. Chiminski (“Executive”).

WHEREAS, the Companies desire to employ Executive and to enter into an agreement embodying the terms of such employment; and

WHEREAS, Executive desires to accept such employment with the Companies and enter into such an agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the Parties agree as follows:

1. Term of Employment. Subject to the provisions of Section 7 of this Agreement, Executive shall be employed by the Companies for a period commencing on March 17, 2009 (the “Commencement Date”) and ending on March 16, 2012 (the “Employment Term”) on the terms and subject to the conditions set forth in this Agreement; provided, however, that commencing with March 17, 2012 and on each March 17 thereafter (each an “Extension Date”), the Employment Term shall be automatically extended for an additional one-year period, unless Holdings, Catalent or Executive (each, a “Party”) provides the other Party hereto (which in the case of Executive shall be to either Holdings or Catalent) sixty (60) days’ prior written notice before the next Extension Date that the Employment Term shall not be so extended.

2. Position.

a. During the Employment Term, Executive shall serve as the Chief Executive Officer of both Holdings and Catalent. In such positions, Executive shall have such duties, authority and responsibilities, commensurate with Executive’s positions in a company the size and nature of Holdings or Catalent, as applicable, and such related duties and responsibilities, as from time to time may be assigned to Executive by the Board of Directors of Holdings (the “Holdings Board”) with respect to his responsibilities for Holdings and by the Board of Directors of Catalent (the “Catalent Board”) with respect to his responsibilities for Catalent. Executive shall report directly to the Holdings Board with respect to his responsibilities for Holdings and to the Catalent Board with respect to his responsibilities for Catalent. In addition, during the Employment Term, Executive shall also serve as a member of the Holdings Board and the Catalent Board and, if requested, as a member of the board of directors of any affiliate of Holdings, in each case, without additional compensation. During the Employment Term, Executive’s principal place of employment shall be at Catalent’s headquarters, currently located in Somerset, New Jersey.

b. During the Employment Term, except during vacations and authorized leave, Executive will devote Executive’s full business time and reasonable best efforts to the performance of his duties hereunder and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict or interfere with the rendition of such services either directly or indirectly, without the prior written consent of the Holdings Board (which consent shall not be unreasonably withheld); provided that nothing herein shall preclude Executive from (x) managing his personal and family investments and affairs, (y) engaging in charitable activities and community affairs, and (z) subject to the prior approval of the Holdings Board (which approval shall not be unreasonably withheld), from accepting appointment to or continuing to serve on any boards of directors or trustees of any business, corporation or charitable organization; provided that, in each case, such activities described in this Section 2(b) do not conflict or interfere in more than a de minimus way with the performance of Executive’s duties hereunder or violate Sections 8 and 9.

3. Base Salary. During the Employment Term, Catalent shall pay Executive an annual base salary at the annual rate of $750,000, payable in regular installments in accordance with Catalent’s usual payment practices (but in all events no less frequently than semi-monthly). Executive shall be entitled to such increases, if any, in his base salary as may be determined from time to time in the sole discretion of the Holdings Board. Executive’s annual base salary may not be decreased during the Employment Term (including for purposes of determining severance amounts under Section 7 hereof) without his prior consent (other than a general reduction in annual base salary that affects all members of senior management proportionately; provided, however, that any such reduction shall not be taken into account for purposes of determining severance amounts hereunder and any severance provided hereunder following such reduction shall be calculated based on Executive’s annual base salary being no less than $750,000). Executive’s annual base salary, as in effect from time to time, consistent with this Section 3, is hereinafter referred to as the “Base Salary”.

4. Sign-On Bonus; Annual Bonus.

a. Sign-On Bonus. On the Commencement Date, Catalent shall pay Executive in a cash lump sum payment, a sign-on bonus equal to One Million Dollars ($1,000,000) (the “Sign-On Bonus”). On the Commencement Date, Executive shall be required to purchase 100 shares of common stock of Holdings (the “Sign-On Purchased Equity”) at a purchase price of $1,000 per share and, at a time to be mutually agreed upon by Holdings and Executive, Executive shall be required to purchase an additional 150 shares of common stock of Holdings at a purchase price of $1,000 per share, which additional shares shall also be considered Sign-On Purchased Equity for purposes of this Agreement. All such Sign-On Purchased Equity shall be subject to the terms and conditions of a Management Equity Subscription Agreement to be entered into between Holdings and Executive, in the form attached hereto as Exhibit D (the “Management Equity Subscription Agreement”). Notwithstanding anything herein to the contrary, the entire portion of the Sign-On Bonus that was not used to acquire Sign-On Purchased Equity shall be repaid to Catalent within thirty (30) days following any termination of Executive’s employment hereunder (x) by Executive without Good Reason (as defined in Section 7(a)(iii)(B)) (and not due to death or Disability (as defined in Section 7(b)(i))) or (y) by Catalent or Holdings for Cause (as defined in Section 7(a)(iii)(A)), in either case, prior to the second anniversary of the Commencement Date.

b. With respect to each full fiscal year during the Employment Term, commencing with the 2010 fiscal year (which, for the avoidance of doubt, commences July 1, 2009), subject to Executive’s continued employment with Holdings and Catalent through the end of each such fiscal year (except as otherwise provided in Section 7), Executive shall be entitled to receive an annual cash bonus award (the “Annual Bonus”) with a target amount equal to the annualized Base Salary received by Executive for such fiscal year (the “Target Bonus”) and a maximum of two hundred percent (200%) of the Target Bonus, based upon and subject to the achievement of annual performance targets established by the Holdings Board, in consultation with Executive, within the first three (3) months of each fiscal year during the Employment Term; provided that in no event shall such targets or the method of determining payouts based on the degree to which such targets are attained, be less favorable to Executive than those applying to other senior executives of Catalent. As the actual amount payable to Executive as an Annual Bonus will be dependent upon the achievement of performance goals referred to in this Section 4(b), Executive’s actual Annual Bonus may be less than, greater than or equal to the Target Bonus; provided, that the maximum Annual Bonus that Executive may be eligible to receive for a fiscal year shall not exceed two hundred percent (200%) of the Target Bonus. The Annual Bonus, if any, shall be paid to Executive in cash no later than the earlier to occur of (x) the date in the immediately following fiscal year that other senior executives of Catalent receive their annual cash bonuses in respect of such fiscal year and (y) seventy-five (75) days after the end of such fiscal year.

c. Subject to Executive’s continued employment with Holdings and Catalent through June 30, 2009, Executive shall be entitled to receive a cash payment of $375,000 (the “2009 Payment”), such amount to be paid to him on June 30, 2009, in lieu of any annual cash bonus award in respect of the 2009 fiscal year.

5. Employee Benefits; Equity Awards; Investment.

a. During the Employment Term, Executive shall be entitled to participate in all group health, life, disability and other employee benefit and perquisite plans and programs in which other senior executives of Catalent participate, as in effect from time to time, on a basis no less favorable to Executive than that applying generally to other senior executives of Catalent (not taking into account for purposes of the foregoing, any sign-on or initial awards made to other executives), to the extent consistent with applicable law and the terms of the applicable plans and programs.

b. For each full year during the Employment Term, Executive shall be entitled to not less than four (4) weeks’ vacation per calendar year in accordance with Catalent’s policies; provided, however that, notwithstanding the foregoing, Executive shall be entitled to four (4) weeks’ paid vacation for the 2009 calendar year.

c. As of the Commencement Date or as soon as practicable thereafter, in accordance with and pursuant to the terms of the 2007 PTS Holdings Corp. Stock Incentive Plan, as it may be amended from time to time (the “Plan”), Holdings shall grant Executive (i) 2,000 restricted stock units in the form of the award agreement attached hereto as Exhibit B (the “RSU Agreement”) and (ii) options to purchase 15,000 shares of Holdings’ common stock in the form of the award agreement attached hereto as Exhibit C (the “Stock Option Agreement”). Holdings represents that there are, or will be, as of the Commencement Date, a sufficient number of shares available for issuance under the Plan to make such grants. The restricted stock units and options and any shares issued (or issuable) or settled in connection therewith shall be subject to the terms and conditions of the Management Equity Subscription Agreement.

d. In addition to Executive’s requirement to purchase shares of Holdings’ common stock provided for in Section 4(a) above, Executive agrees to use fifty percent (50%) of the after-tax proceeds of (x) the 2009 Payment and (y) any payment he receives as an Annual Bonus while employed by the Companies in respect of fiscal year 2010 or 2011, in each case, to promptly purchase shares of Holdings’ common stock at a purchase price of $1,000 per share; provided, however, that Executive’s investment in Holdings’ common stock shall not exceed $2,500,000. All such shares acquired pursuant to this Section 5(d) shall be subject to the terms and conditions of the Management Equity Subscription Agreement.

6. Business Expenses; Moving Expenses.

a. During the Employment Term, reasonable business expenses incurred by Executive in the performance of Executive’s duties hereunder shall be reimbursed by Catalent in accordance with Catalent’s policies.

b. Executive shall also be entitled to be reimbursed by Catalent for the cost of reasonable moving expenses incurred on or prior to the first anniversary of the Commencement Date, subject to (x) receiving customary back-up documentation regarding such expenses and (y) an aggregate cap of $50,000.

7. Termination. The Employment Term and Executive’s employment hereunder may be terminated by either of the Companies (or their respective boards of directors in the case of a termination for Cause as set forth in such definition below) or Executive at any time and for any reason consistent with this Section 7; provided that, Executive will be required to give the Companies at least sixty (60) days’ advance written notice of any resignation of Executive’s employment without Good Reason (other than due to death or Disability (as defined below). Notwithstanding any other provision of this Agreement, the provisions of this Section 7 shall exclusively govern Executive’s rights upon termination of employment with the Companies.

a. By the Companies For Cause or By Executive Without Good Reason.

(i) The Employment Term and Executive’s employment hereunder may be terminated for Cause by the Holdings Board or the Catalent Board as set forth in the definition of Cause, which termination shall be effective immediately after the Holdings Board or the Catalent Board, as the case may be, has achieved the required vote and provided Executive with a Notice of Termination, or by Executive without Good Reason (other than due to death or Disability).

(ii) If Executive’s employment is terminated by either of the Companies for Cause in accordance herewith, or if Executive resigns without Good Reason (other than due to death or Disability), Executive shall be entitled to receive:

(A) accrued, but unpaid Base Salary, earned through the date of termination;

(B) earned, but unpaid 2009 Payment or Annual Bonus, if any, as applicable, for any previously completed fiscal year, paid in accordance with Section 4 (except to the extent payment is otherwise deferred pursuant to any applicable deferred compensation arrangement with the Companies);

(C) reimbursement, within sixty (60) days following submission by Executive to the Companies, as applicable, of appropriate supporting documentation, for any unreimbursed business expenses properly incurred by Executive in accordance with Catalent’s policies prior to the date of Executive’s termination of employment; provided claims for such reimbursement (accompanied by appropriate supporting documentation) are submitted to Catalent within ninety (90) days following the date of Executive’s termination of employment; and

(D) all amounts and benefits then or thereafter due to Executive under the then or thereafter applicable terms of any applicable plan, program, agreement or arrangement of Holdings, Catalent or any of their affiliates, including, without limitation, pursuant to the RSU Agreement, the Stock Option Agreement and the Management Equity Subscription Agreement or pursuant to Section 7(f) (Section 280G of the Code) or Section 12(b) (Legal Fees) of this Agreement (the amounts described in clauses (A) through (D) hereof being referred to as the “Accrued Rights”).

Following such termination of Executive’s employment by either of the Companies for Cause in accordance herewith or by Executive without Good Reason (other than due to death or Disability), except as set forth in this Section 7(a)(ii) and Section 11, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(iii) For purposes of this Agreement, the terms:

(A) “Cause” shall mean (I) Executive’s willful and material failure to use his reasonable best efforts to perform his duties hereunder, which failure, if curable, is not cured within fifteen (15) days following written notice from the Holdings Board or the Catalent Board specifying the failure and requesting cure, (II) Executive’s conviction of or confessing to, or his becoming subject to proceedings that provide a substantial and reasonable basis to believe that Executive has engaged in a (x) felony, (y) crime involving dishonesty, or (z) a crime involving moral turpitude and which is materially injurious to Catalent and its subsidiaries, (III) Executive engages in willful and material malfeasance or willful and material misconduct that, in either case, is materially injurious to Catalent and its subsidiaries, or (IV) willful breach by Executive of the material terms of this Agreement including, without limitation, Sections 8 and 9 of this Agreement, which breach, if curable, is not cured within fifteen (15) days following written notice from the Holdings Board or the Catalent Board specifying the failure and requesting cure. For purposes of this definition, no act or failure to act by Executive shall be deemed “willful” unless effected by Executive not in good faith. No termination shall be treated as for Cause without a Holdings Board hearing and a majority Holdings Board vote (excluding, however, Executive, to the extent he is a member of the Holdings Board) prior to the termination if Holdings is then a parent (indirect or otherwise) of Catalent and otherwise, a Catalent Board hearing and a majority Catalent Board vote (excluding, however, Executive, to the extent he is a member of the Catalent Board) prior to termination.

(B) “Good Reason” shall mean, the occurrence of any of the following events without Executive’s consent, (I) any material diminution in Executive’s duties, authorities, or responsibilities, or the assignment to him of duties that are materially inconsistent with, or that significantly impair his ability to perform, his duties as Chief Executive Officer of Holdings or Catalent, (II) any material adverse change in Executive’s positions or reporting structures, including ceasing to be the Chief Executive Officer of Holdings or Catalent or ceasing to be a member of the Holdings Board or the Catalent Board, (III) any reduction in Executive’s Base Salary or target annual bonus opportunity (other than a general reduction in base salary or target annual bonus opportunity that affects all members of senior management proportionately), (IV) any material failure of Catalent to pay compensation or benefits when due under this Agreement or of Holdings to grant the equity-based awards contemplated by Section 5(c) hereof, (V) any relocation of Catalent’s principal office or of Executive’s principal place of employment to a location more than 50 miles from its location in Somerset, New Jersey, as of the Commencement Date or (VI) any failure by Holdings or Catalent, as applicable, to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of Holdings or Catalent, as applicable. No termination of Executive’s employment based on a specified Good Reason event shall be effective as a termination for Good Reason unless (x) Executive gives notice to Holdings and Catalent of such event within ninety (90) days after he learns that such event has occurred (or, in the case of any event described in clauses (V) or (VI), within thirty (30) days after he learns that such event has occurred), (y) such Good Reason event is not fully cured within thirty (30) days after such notice (such period, the “Cure Period”), and (z) Executive’s employment hereunder terminates within sixty (60) days following the end of the Cure Period.

b. Disability or Death.

(i) The Employment Term and Executive’s employment hereunder shall terminate upon Executive’s death and may be terminated by either of the Companies if Executive becomes physically or mentally incapacitated and is therefore unable for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period to perform Executive’s duties (such incapacity is hereinafter referred to as “Disability”). Any question as to the existence of the Disability of Executive as to which Executive and either of the Companies cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Parties. If the Parties cannot agree as to a qualified independent physician, Executive shall appoint a physician and Catalent and Holdings together shall appoint a physician and those two physicians shall select a third physician who shall make such determination in writing. The determination of Disability made in writing to the Parties shall be final and conclusive for all purposes of the Agreement.

(ii) Upon termination of Executive’s employment hereunder due to either Disability or death, Executive or Executive’s estate (as the case may be) shall be entitled to receive:

(A) the Accrued Rights; and

(B) if the date of termination is in fiscal year 2009, the 2009 Payment or, if such date occurs after fiscal year 2009, a pro-rata portion of the Annual Bonus, if any, that Executive would have been entitled to receive pursuant to Section 4 hereof for the fiscal year of termination based on Catalent’s actual performance in respect of the full fiscal year in which the date of termination occurs, assuming Executive was employed for such full fiscal year, multiplied by a fraction, the numerator of which is the number of days during which Executive was employed by the Companies in the fiscal year in which Executive’s date of termination occurs, and the denominator of which is 365 (the “Pro-Rata Bonus”), with such 2009 Payment or Pro-Rata Bonus, as applicable, payable to Executive pursuant to Section 4 as if Executive’s employment had not terminated.

Following Executive’s termination of employment due to death or Disability, except as set forth in this Section 7(b)(ii) and Section 11, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

c. By the Companies Without Cause; Resignation by Executive for Good Reason.

(i) The Employment Term and Executive’s employment hereunder may be terminated by either of the Companies without Cause (other than by reason of death or Disability) or by Executive’s resignation for Good Reason.

(ii) If Executive’s employment is terminated by either of the Companies without Cause (other than by reason of death or Disability) or if Executive resigns for Good Reason, Executive shall be entitled to receive:

(A) the Accrued Rights;

(B) if the date of termination is in fiscal year 2009, the 2009 Payment or, if such date occurs after fiscal year 2009, the Pro-Rata Bonus, with such 2009 Payment or Pro-Rata Bonus, as applicable, payable to Executive pursuant to Section 4 as if Executive’s employment had not terminated;

(C) provided Executive executes and delivers a general release of claims against the Companies and their affiliates, in the form attached hereto as Exhibit A (the “Release”), within sixty (60) days following the date of Executive’s termination of employment and does not revoke such Release within the time period provided therein, payment of an amount equal to two (2) times the sum of (1) Executive’s then annualized Base Salary and (2) the Target Bonus, payable in equal monthly installments over a two-year period following the date of termination of employment (such two-year period, the “Severance Period”), consistent with Catalent’s past payroll practices; provided, however that if such termination occurs within the two (2) year period following a Change of Control (as defined below) (which event would also constitute a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation, in each case, within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)), such payment shall instead be made in a single lump sum payment within thirty (30) days following the termination date; provided further that, in either case, the Companies reserve the right to cease making such payments and Executive shall be obligated to repay any such amounts to the Companies already paid if he fails to execute and deliver the Release within the period provided for in this Section 7(c)(ii)(C) or, after timely delivery, revokes it within the time period specified in such Release; and

(D) Executive and his spouse and eligible dependents (to the extent covered immediately prior to such termination) shall continue to be eligible to participate in all of Catalent’s group health plan(s) for which Executive was eligible immediately prior to the date of his termination (or to the extent such coverage is not permissible under the terms of such plan(s), comparable coverage) commencing on the first day of the Severance Period and ending on the earlier to occur of (x) the expiration of the Severance Period and (y) the date Executive is or becomes eligible for coverage under the group health plan(s) of another employer (or comparable coverage to the extent applicable) (such period, the “Continued Coverage Period”); provided, however, that if such coverage is longer than eighteen (18) months and such continued coverage cannot be provided under the applicable plan(s), Catalent shall pay Executive, on the first business day of each month, an amount (on a tax grossed-up basis) equal to the premium subsidy Catalent would have otherwise paid on Executive’s behalf for such coverage during the balance of the Continued Coverage Period. The COBRA health care continuation coverage period under Section 4980B of the Code, or any replacement or successor provision of United States tax law, shall run concurrently with the Severance Period. In addition, any tax gross up payment made to Executive hereunder shall be made promptly, but in no event later than the end of the calendar year following the year in which the applicable taxes are remitted.

For purposes of Sections 7(c) and 7(d), “Change of Control” shall mean (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of BHP PTS Holdings, L.L.C. (“BHP”), Holdings, PTS Intermediate Holdings LLC or Catalent to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than The Blackstone Group (“Blackstone”) or its affiliates or (ii) any “person” or “group”, other than Blackstone or its affiliates, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting equity of BHP, Holdings, PTS Intermediate Holdings LLC or Catalent, including by way of merger, consolidation or otherwise and Blackstone ceases to control the Holdings Board, or, if applicable, the Catalent Board or the board of directors of PTS Intermediate Holdings LLC or BHP, as applicable.

Notwithstanding the foregoing, Catalent’s obligation to make the payments contemplated under Section 7(c)(ii)(C) above shall cease in the event of Executive’s material breach of Section 8 or 9, which breach remains uncured for a period of ten (10) days following Holdings’ or Catalent’s written notice to Executive of such breach.

Following Executive’s termination of employment by either of the Companies without Cause (other than by reason of Executive’s death or Disability) or by Executive’s resignation for Good Reason, except as set forth in this Section 7(c)(ii) and Section 11, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

d. Non-Renewal of Employment Term.

(i) In the event Executive elects not to extend the Employment Term pursuant to Section 1, unless Executive’s employment is earlier terminated pursuant to paragraphs (a), (b) or (c) of this Section 7, the expiration of the Employment Term and Executive’s termination of employment hereunder shall be deemed to occur on the close of business on the day immediately preceding the next scheduled Extension Date and Executive shall be entitled to receive the Accrued Rights and the Pro-Rata Bonus, with such Pro-Rata Bonus payable to Executive pursuant to Section 4 as if Executive’s employment had not terminated.

Following such termination of Executive’s employment under this Section 7(d)(i), except as set forth in this Section 7(d)(i) and Section 11, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(ii) In the event either of the Companies elects not to extend the Employment Term pursuant to Section 1, unless Executive’s employment is earlier terminated pursuant to paragraphs (a), (b) or (c) of this Section 7, the expiration of the Employment Term and Executive’s termination of employment hereunder shall be deemed to occur on the close of business on the day immediately preceding the next scheduled Extension Date and Executive shall be entitled to receive the Accrued Rights.

In addition to the Accrued Rights, as a result of such termination of employment, Executive shall be entitled to receive:

(A) the Pro-Rata Bonus, with such Pro-Rata Bonus payable to Executive pursuant to Section 4 as if Executive’s employment had not terminated;

(B) provided Executive executes and delivers the Release within sixty (60) days following the date of Executive’s termination of employment and does not revoke such Release within the time period provided therein, payment of an amount equal to two (2) times the sum of (1) Executive’s then annualized Base Salary and (2) the Target Bonus, payable in equal monthly installments over the Severance Period, consistent with Catalent’s past payroll practices; provided, however that if such termination occurs within the two (2) year period following a Change of Control (which event would also constitute a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation, in each case, within the meaning of Section 409A of the Code), such payment shall instead be made in a single lump sum payment within thirty (30) days following the termination date; provided further that, in either case, the Companies reserve the right to cease making such payments and Executive shall be obligated to repay any such amounts to the Companies already paid if he fails to execute and deliver the Release within the period provided for in this Section 7(d)(ii)(B) or, after timely delivery, revokes it within the time period specified in such Release; and

(C) Executive and his spouse and eligible dependents (to the extent covered immediately prior to such termination) shall continue to be eligible to participate in all of Catalent’s group health plan(s) for which Executive was eligible immediately prior to the date of his termination (or to the extent such coverage is not permissible under the terms of such plan(s), comparable coverage) during the Continued Coverage Period; provided, however, that if such coverage is longer than eighteen (18) months and such continued coverage cannot be provided under the applicable plan(s), Catalent shall pay Executive, on the first business day of each month, an amount (on a tax grossed-up basis) equal to the premium subsidy Catalent would have otherwise paid on Executive’s behalf for such coverage during the balance of the Continued Coverage Period. The COBRA health care continuation coverage period under Section 4980B of the Code, or any replacement or successor provision of United States tax law, shall run concurrently with the Severance Period. In addition, any tax gross up payment made to Executive hereunder shall be made promptly, but in no event later than the end of the calendar year following the year in which the applicable taxes are remitted.

Notwithstanding the foregoing, Catalent’s obligation to make the payments contemplated under Section 7(d)(ii)(B) above shall cease in the event of Executive’s material breach of Section 8 or 9, which breach remains uncured for a period of ten (10) days following Holdings’ or Catalent’s written notice to Executive of such breach.

Following such termination of Executive’s employment under this Section 7(d)(ii), except as set forth in this Section 7(d)(ii) and Section 11, Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(iii) Unless the Parties otherwise agree in writing, continuation of Executive’s employment with the Companies beyond the expiration of the Employment Term shall be deemed an employment at-will and shall not be deemed to extend any of the provisions of this Agreement and Executive’s employment may thereafter be terminated at will by either Executive or either of the Companies; provided that the provisions of Sections 8, 9 and 10 of this Agreement shall survive any termination of this Agreement or Executive’s termination of employment hereunder. For the avoidance of doubt, unless the Parties otherwise agree in writing, upon a notice of non-renewal of the Employment Term by any of Holdings, Catalent or Executive, Executive’s employment shall terminate as of the date provided in Section 7(d)(i) or (ii) above, as applicable.

e. Notwithstanding anything herein to the contrary, (i) Executive’s cessation of employment with either Holdings or Catalent as a result of a recapitalization or other reorganization resulting in the disposition or dissolution of either Holdings or Catalent shall not constitute a termination of employment hereunder, provided Executive remains employed by the successor entity and/or the unaffected entity (i.e., Holdings or Catalent, as applicable) and the successor entity or unaffected entity continued to control, directly or indirectly, the operating assets of Holdings and Catalent (in which event, any reference to Companies, Holdings or Catalent shall be deemed to refer only to the successor entity) and (ii) except as set forth in clause (i) above, a termination of employment with respect to either Holdings or Catalent will be deemed to constitute a termination of employment with the Companies.

f. Section 280G of the Code.

(i) If any payments to Executive under this Agreement or otherwise would constitute a “parachute payment” for purposes of Section 280G of the Code and such payments would be eligible for exemption under Section 280G(b)(5) of the Code, the Companies agree to use commercially reasonably efforts to seek the requisite stockholder vote of the payments pursuant to Section 280G of the Code and Executive agrees to cooperate therein.

(ii) (1) If the exemption described in subsection (i) above is not available and in the event it shall be determined that any payment, benefit, distribution or entitlement (or combination thereof) by the Companies or any of their affiliates, to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, or otherwise) (including, without limitation, any payment, benefit, distribution or entitlement paid or provided by the person or entity effecting the change in control) (a “Payment”) is subject to the excise tax imposed by Section 4999 of the Code (or any successor provision) or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the “Excise Tax”), Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and the Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments; provided, however, that the Gross-Up Payment shall not exceed $1,000,000.

(2) All determinations required to be made under this Section 7(f)(ii), including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized certified public accounting firm as may be designated by Holdings or Catalent and reasonably acceptable to Executive (such firm, the “Accounting Firm”) which shall provide detailed supporting calculations to the Parties within ten (10) business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by Holdings or Catalent; provided that for purposes of determining the amount of any Gross-Up Payment, Executive shall be deemed to pay federal income tax at the highest marginal rates applicable to individuals in the calendar year in which any such Gross-Up Payment is to be made and deemed to pay state and local income taxes at the highest effective rates applicable to individuals in the state or locality of Executive’s residence or place of employment in the calendar year in which any such Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes that can be obtained from deduction of such state and local taxes, taking into account limitations applicable to individuals subject to federal income tax at the highest marginal rates. All fees and expenses of the Accounting Firm shall be borne solely by the Companies. Any Gross-Up Payment, as determined pursuant to this Section 7(f)(ii), shall be paid by Catalent to Executive (or to the appropriate taxing authority on Executive’s behalf) within sixty (60) days of the completion of the determination provided by the Accounting Firm but, in any event, no later than (a) the date the Excise Tax is due, if paid directly to the appropriate taxing authority, or (b) three (3) business days prior to the date by which Executive will pay the Excise Tax, if to be paid by Executive. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall so indicate to Executive in writing. Any determination by the Accounting Firm shall be binding upon the Parties. As a result of the uncertainty in the application of Section 4999 of the Code, it is possible that the amount of the Gross-Up Payment determined by the Accounting Firm to be due to (or on behalf of) Executive was lower than the amount actually due (“Underpayment”). In the event that the Companies exhaust their remedies pursuant to Section 7(f)(ii)(3) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by Catalent to or for the benefit of Executive but, in any event, no later than (a) the date the Excise Tax is due, if paid directly to the appropriate taxing authority, or (b) three (3) business days prior to the date by which Executive will pay the Excise Tax, if to be paid by Executive.

(3) Executive shall notify the Companies in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by Catalent of any Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after Executive is informed in writing of such claim and shall apprise the Companies of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which it gives such notice to the Companies (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If either of the Companies notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall (i) give Holdings or Catalent, as applicable, any information reasonably requested by Holdings or Catalent, as applicable, relating to such claim, (ii) take such action in connection with contesting such claim as Holdings or Catalent, as applicable shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by Holdings or Catalent, as applicable, (iii) cooperate with Holdings or Catalent, as applicable, in good faith in order to effectively contest such claim and (iv) permit Holdings or Catalent, as applicable, to participate in any proceedings relating to such claim; provided, however, that Holdings or Catalent, as applicable, shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 7(f)(ii)(3), Holdings or Catalent, as applicable, shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either pay the tax claimed to the appropriate taxing authority on behalf of Executive and direct Executive to sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as Holdings or Catalent, as applicable, shall determine; provided, further, that if Holdings or Catalent, as applicable, pays such claim and directs Executive to sue for a refund, Holdings or Catalent, as applicable, shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such payment or with respect to any imputed income in connection with such payment; provided, further, that if Executive is required to extend the statute of limitations to enable Holdings or Catalent, as applicable, to contest such claim, Executive may limit this extension solely to such contested amount. Holdings’ or Catalent’s control, as applicable, of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(4) If, after the receipt by Executive of a Gross-Up Payment or payment by either of the Companies of an amount on Executive’s behalf pursuant to this Section 7(f)(ii), Executive becomes entitled to receive any refund with respect to the Excise Tax to which such Gross-Up Payment relates, Executive shall (subject to Holdings’ or Catalent’s, as applicable, complying with the requirements of Section 7(f)(ii)(3)) promptly pay to Catalent the amount of such refund received (together with any interest paid or credited thereon after taxes applicable thereto). If, after payment by either Catalent or Holdings, as applicable of an amount on Executive’s behalf pursuant to Section 7(f)(ii)(3), a determination is made that Executive shall not be entitled to any refund with respect to such claim and neither of the Companies notifies Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then the amount of such payment shall offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid.

(5) In all events, except as otherwise provided for in this Section 7(f), any payments pursuant to this Section 7(f) shall be paid no later than the end of Executive’s taxable year next following Executive’s taxable year in which the Excise Tax (and any income or other related taxes or interest or penalties thereon) on a Payment are remitted to the Internal Revenue Service or any other applicable taxing authority; or in the case of amounts relating to a claim described in Section 7(f)(ii)(3) that does not result in remittance of any federal, state, local or foreign income, excise, social security or other taxes, the calendar year in which the claim is finally settled or otherwise resolved.

g. Any payments under this Section 7 shall not be taken into account for purposes of any retirement plan (including any supplemental retirement plan or arrangement) or other benefit plan sponsored by either of the Companies or any of their respective subsidiaries except as otherwise expressly required by such plans or applicable law.

h. Notice of Termination. Any purported termination of employment by the Companies or by Executive (other than due to Executive’s death) shall be communicated by written Notice of Termination (as defined below) to the other Parties in accordance with Section 12(k) hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

i. Board/Committee Resignation. Upon termination of Executive’s employment for any reason, Executive agrees to resign, as of the date of such termination and to the extent applicable, from the Holdings Board and the Catalent Board (and any committees thereof) and the board of directors (and any committees thereof) of any of the Companies’ affiliates.

8. Non-Competition.

a. Executive acknowledges and recognizes the highly competitive nature of the businesses of the Companies and their respective subsidiaries and accordingly agrees as follows:

(1) During the Employment Term and for a period of two (2) years following the date Executive ceases to be employed by the Companies for any reason (the “Restricted Period”), Executive will not, whether on Executive’s own behalf or on behalf of or in conjunction with any person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise whatsoever (“Person”), directly or indirectly solicit or assist in soliciting or cause any other Person or entity to solicit or assist in soliciting, for a Competitive Business (as defined below), the business of any client or prospective client:

(i)	with whom Executive had personal contact or dealings on behalf of the Companies or any of their subsidiaries during the one year period preceding Executive’s termination of employment;

(ii)	with whom employees reporting to Executive have had personal contact or dealings on behalf of the Companies or any of their subsidiaries during the one year immediately preceding Executive’s termination of employment; or

(iii)	for whom Executive had direct or indirect responsibility during the one year immediately preceding Executive’s termination of employment.

(2) During the Employment Term and for a period of one year following the date Executive ceases to be employed by the Companies for any reason, Executive will not directly or indirectly:

(i)	engage in any business that directly and materially competes with the businesses in which Catalent and its subsidiaries was engaged on the date of breach or the date of Executive’s termination of employment, whichever is earlier (including, without limitation, any other business which Catalent or any of its subsidiaries has active plans to engage in as of such date), in any geographical area where Catalent or any of its subsidiaries conducts business (a “Competitive Business”); provided, however, that, notwithstanding the foregoing, the term Competitive Business shall not include (x) a non-competitive subsidiary, division or affiliate of a company that is engaged in a Competitive Business or (y) a private equity firm other than Blackstone, provided that Executive does not provide advisory services with respect to any portfolio company of such private equity firm which is a Competitive Business;

(ii)	enter the employ of, or render any advisory or consulting services to, any Person (or any division or controlled or controlling affiliate of any Person) who or which engages in a Competitive Business; provided, however, that, notwithstanding the foregoing, for purposes of this subsection the term Person shall not include (x) a non-competitive subsidiary, division or affiliate of a company that is engaged in a Competitive Business or (y) a private equity firm other than Blackstone, provided that Executive does not provide advisory services with respect to any portfolio company of such private equity firm which is a Competitive Business;

(iii)	acquire a financial interest in, or otherwise become actively involved with, any Competitive Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or

(iv)	interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the date of this Agreement) either of the Companies or any of their subsidiaries and customers, clients, suppliers, partners, members or investors of the Companies or such subsidiaries.

(3) Notwithstanding anything to the contrary in this Agreement, Executive may, directly or indirectly, own, solely as an investment, securities of any Person engaged in the business of the Companies or any of their subsidiaries which are publicly traded on a national or regional stock exchange or on the over-the-counter market if Executive (i) is not a controlling person of, or a member of a group which controls, such Person and (ii) does not, directly or indirectly, own 5% or more of any class of securities of such Person.

(4) During the Restricted Period, Executive will not, whether on Executive’s own behalf or on behalf of or in conjunction with any Person, directly or indirectly:

(i)	solicit or, other in the ordinary course of performing Executive’s duties for the Companies, encourage any employee of BHP or any of its subsidiaries to leave the employment of BHP or any of its subsidiaries; or

(ii)	hire any such employee who was employed by BHP or any of its subsidiaries as of the date of Executive’s termination of employment with the Companies or who left the employment of BHP or any of its subsidiaries coincident with, or within twelve (12) months prior to, the termination of Executive’s employment with the Companies.

(5) During the Restricted Period, Executive will not, directly or indirectly, solicit or encourage to cease to work with BHP or any of its subsidiaries any consultant then under contract with BHP or any of its subsidiaries.

(6) Notwithstanding anything herein to the contrary, upon a Change of Control, the definition of BHP, Holdings, Catalent, their respective subsidiaries and affiliates and their respective employees, independent contractors, clients and prospective clients for purposes of this Section 8 shall refer only to BHP, Holdings, Catalent, their respective subsidiaries and affiliates (and the businesses in which they were engaged or had active plans to engage in), their respective employees, independent contractors, clients and prospective clients, in each case, as of the date immediately prior to such Change of Control.

b. It is expressly understood and agreed that although Executive and the Companies consider the restrictions contained in this Section 8 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

The provisions of this Section 8 shall survive the termination of Executive’s employment for any reason.

9. Confidentiality; Intellectual Property.

a. Confidentiality.

(i) Executive will not at any time (whether during or after Executive’s employment with the Companies), other than in the ordinary course of business for the Companies or their respective subsidiaries (x) retain or use for the benefit, purposes or account of Executive or any other Person; or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Companies (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information of the Companies and their subsidiaries —including without limitation trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals — concerning the past, current or future business, activities and operations of the Companies, their respective subsidiaries or affiliates and/or any third party that has disclosed or provided any of same to the Companies on a confidential basis (“Confidential Information”) without the prior written authorization of the Holdings Board or Catalent Board, as applicable. Notwithstanding anything herein to the contrary, Executive shall not be prohibited from disclosing Confidential Information in connection with any litigation, arbitration or mediation involving this Agreement, its Exhibits or any other agreement among or between the Parties.

(ii) “Confidential Information” shall not include any information that is (a) generally known to the industry or the public other than as a result of Executive’s breach of this covenant or any breach of other confidentiality obligations by third parties; (b) made legitimately available to Executive by a third party without breach of any confidentiality obligation; or (c) required by law to be disclosed or in any judicial or administrative process; provided that, unless prohibited by law or regulation, Executive shall give prompt written notice to the Companies of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Companies to obtain a protective order or similar treatment.

(iii) Upon termination of Executive’s employment with the Companies for any reason, Executive shall (x) cease and not thereafter commence use of any Confidential Information or intellectual property (including, without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator)

owned or used by the Companies, their respective subsidiaries or affiliates; (y) immediately destroy, delete, or return to the Companies, at the Companies’ option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in Executive’s possession or control (including any of the foregoing stored or located in Executive’s office, home, laptop or other computer, whether or not property of the Companies) that contain Confidential Information or otherwise relate to the business of the Companies, their respective affiliates and subsidiaries, except that Executive may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information as well as any information he reasonably believes is necessary for tax purposes; and (z) notify and fully cooperate with the Companies regarding the delivery or destruction of any other Confidential Information of which Executive is or becomes aware.

b. Intellectual Property.

(i) If Executive creates, invents, designs, develops, contributes to or improves any works of authorship, inventions, intellectual property, materials, documents or other work product (including without limitation, research, reports, software, databases, systems, applications, presentations, textual works, content, or audiovisual materials), either alone or with third parties, at any time during Executive’s employment by the Companies and within the scope of such employment and/or with the use of any the Companies’ resources (“Company Works”), Executive shall promptly and fully disclose same to the Companies and hereby irrevocably assigns, transfers and conveys, to the maximum extent permitted by applicable law, all rights and intellectual property rights therein (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition and related laws) to the Companies to the extent ownership of any such rights does not vest originally in the Companies.

(ii) Executive agrees to keep and maintain adequate and current written records (in the form of notes, sketches, drawings, and any other form or media requested by the Companies) of all Company Works. The records will be available to and remain the sole property and intellectual property of the Companies at all times.

(iii) Executive shall take all requested actions and execute all requested documents (including any licenses or assignments required by a government contract) at the Companies’ expense (but without further remuneration) to assist the Companies in validating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of the Companies’ rights in the Company Works. If the Companies are unable for any other reason to secure Executive’s signature on any document for this purpose, then Executive hereby irrevocably designates and appoints the Companies and their duly authorized officers and agents as Executive’s agent and attorney in fact, to act for and in Executive’s behalf and stead to execute any documents and to do all other lawfully permitted acts in connection with the foregoing.

(iv) Executive shall not improperly use for the benefit of, bring to any premises of, divulge, disclose, communicate, reveal, transfer or provide access to, or share with the Companies any confidential, proprietary or non public information or intellectual property relating to a former employer or other third party without the prior written permission of such third party. Executive shall comply with all relevant policies and guidelines of the Companies, including regarding the protection of confidential information and intellectual property and potential conflicts of interest (the “Company Policies”). In the event of a conflict between this Agreement and the Company Policies, this Agreement shall control. Executive acknowledges that the Companies may amend any such policies and guidelines from time to time, and that Executive remains at all times bound by their most current version.

c. The provisions of this Section 9 shall survive the termination of Executive’s employment for any reason.

d. Except as otherwise set forth in Sections 7, 8 and 9 or as otherwise agreed to by Executive in writing, there shall be no contractual or similar restrictions on Executive’s right to terminate his employment, to compete, to solicit or to use or disclose confidential information following the date Executive’s employment terminates for which either Holdings or Catalent may obtain injunctive relief or which relate to the payments, rights and benefits provided for under this Agreement, the Stock Option Agreement, the RSU Agreement and the Management Equity Subscription Agreement.

10. Specific Performance. Executive acknowledges and agrees that the Companies’ remedies at law for a breach or threatened breach of any of the provisions of Section 8 or Section 9 would be inadequate and the Companies would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, Executive agrees that, (x) in the event of such a breach or threatened breach, in addition to any remedies at law, the Companies, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available and (y) in the event of such a breach (not a threatened breach), the Companies shall be entitled to cease making any payments or providing any benefit to the extent provided for in Sections 7(c) and 7(d).

11. Indemnification.

a. The Companies shall each indemnify Executive (and his legal representatives, heirs or other successors), to the fullest extent permitted by applicable law and the Companies’ applicable by-laws, against all reasonable costs, charges and expenses incurred or sustained by Executive (or his legal representatives, heirs or other successors), including the reimbursement of the reasonable cost and expenses of legal counsel, in connection with any action, suit or proceeding to which Executive (or his legal representatives, heirs or other successors) may be made a party by reason of Executive being or having been an officer, director, or employee of the Companies or any of their respective subsidiaries or affiliates or his serving or having served as a director, officer or employee at the request of either of the Companies of any other enterprise. Executive’s rights under this Section 11(a) shall continue without time limit for so long as he may be subject to any such liability, whether or not the Employment Term may have ended.

b. Executive shall be covered during the entire term of this Agreement and thereafter for as long as a claim may be brought against Executive, by officer and director liability insurance in amounts and on terms no less favorable to him in any respect than the coverage afforded to other current or former executives and/or directors of either Holdings or Catalent, or their affiliates, which such insurance shall be paid by Catalent (or Holdings if clause (i) of Section 7(e) applies and Holdings is the survivor).

12. Miscellaneous.

a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

b. Legal Fees. Within thirty (30) days following the Commencement Date, Executive shall be entitled to be reimbursed by Catalent for the reasonable legal fees and expenses incurred in connection with negotiating and documenting this Agreement, its Exhibits and the Management Equity Subscription Agreement, subject to (x) receiving customary back-up documentation regarding such fees and expenses and (y) an aggregate cap of $85,000.

c. Arbitration. Except as otherwise provided in Section 10 of this Agreement, any controversy, dispute or claim arising out of, in connection with, or in relation to, the interpretation, performance or breach of this Agreement, its Exhibits or the Management Equity Subscription Agreement, including, without limitation, the validity, scope and enforceability of this Section, may at the election of any Party, be solely and finally settled by arbitration conducted in New York, New York, by and in accordance with the then existing rules for commercial arbitration of the American Arbitration Association, or any successor organization and with the Expedited Procedures thereof (collectively, the “Rules”). Holdings and Catalent (or if clause (i) of Section 7(e) applies, Holdings or Catalent, as the case may be) together shall select one arbitrator, Executive shall select one arbitrator and the two arbitrators so designated shall select a third arbitrator; provided that such arbitrators shall be experienced in deciding cases concerning the matter which is the subject of the dispute. Each of the Parties further agrees that the determination of the arbitrators shall be by reasoned award and that the arbitrators shall apply the substantive laws of the State of Delaware. Any of the Parties may demand arbitration by written notice to the others and to the Arbitrator set forth in this Section 12(c) (“Demand for Arbitration”). Each of the Parties agrees that if possible, the award shall be made in writing no more than thirty (30) days following the end of the proceeding. Any award rendered by the arbitrators shall be final and binding and judgment may be entered on it in any court of competent jurisdiction sitting in the State of Delaware. Each of the Parties hereto agrees to treat as confidential the results of any arbitration (including, without limitation, any findings of fact and/or law made by the arbitrator) and not to disclose such results to any unauthorized person. The Parties intend that this agreement to arbitrate be valid, enforceable and irrevocable. In the event of any arbitration with regard to this Agreement, each Party shall pay its own legal fees and expenses.

d. Entire Agreement/Amendments. This Agreement, together with its Exhibits contains the entire understanding of the Parties with respect to the employment of Executive by the Companies and shall be binding on the Parties as of the Effective Date. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the Parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the Parties hereto; provided that if clause (i) of Section 7(e) applies, only Holdings or Catalent, as the case may be, will be required to sign for the Companies.

e. No Waiver. The failure of a Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such Party’s rights or deprive such Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No provision of this Agreement may be waived or discharged unless such waiver or discharge is agreed to in writing, signed by the Party against whom the waiver or discharge is being enforced, and which specifically references the provision being waived or discharged; provided that in the case of the Companies, a waiver or discharge by either Holdings or Catalent is enforceable against both of them. No waiver by any Party hereto at any time of any breach by any other Party or compliance with any condition or provision of this Agreement to be performed by such other Party will be deemed to be a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

f. Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

g. Assignment. This Agreement, and all of Executive’s rights and duties hereunder, shall not be assignable or delegable by Executive other than rights that may be transferred by Executive’s will or by the laws of descent and distribution. Any purported assignment or delegation by Executive in violation of the foregoing shall be null and void ab initio and of no force and effect. This Agreement may be assigned by the Companies to a person or entity which is an affiliate or a successor in interest to substantially all of the business operations of the Companies. Upon such assignment, the rights and obligations of the Companies hereunder shall become the rights and obligations of such affiliate or successor person or entity.

h. Set Off; Mitigation. Holdings’ and/or Catalent’s obligation to pay Executive the amounts provided and to make the arrangements provided hereunder shall only be subject to setoff, counterclaim or recoupment of amounts owed by Executive to the Companies or their affiliates to the extent provided for herein. Executive shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment. Holdings’ or Catalent’s obligation to make the payments and provide the benefits required under Section 7 hereof shall not be reduced or otherwise affected by any compensation or benefits paid or provided to Executive as a result of any other employment (except to the extent otherwise provided in Section 7(c)(ii)(D) or Section 7(d)(ii)(C) with respect to the time when the Companies’ obligation to provide continued group health coverage ceases).

i. Compliance with Section 409A of the Code. This Agreement is intended to comply with Section 409A of the Code and will be interpreted accordingly. References under this Agreement to Executive’s termination of employment shall be deemed to refer to the date upon which Executive has experienced a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding anything herein to the contrary, (i) if at the time of Executive’s termination of employment with the Companies or any of their affiliates Executive is a “specified employee” as defined in Section 409A of the Code (and any related regulations or other pronouncements thereunder) and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Companies will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to Executive) until the date that is six months following Executive’s termination of employment with the Companies (or the earliest date as is permitted under Section 409A of the Code), at which point all payments deferred pursuant to this Section 12(i) shall be paid to Executive in a lump sum and (ii) if any other payments of money or other benefits due to Executive hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Holdings Board or the Catalent Board, that does not cause such an accelerated or additional tax. To the extent any reimbursements or in-kind benefits due to Executive under this Agreement constitute “deferred compensation” under Section 409A of the Code, any such reimbursements or in-kind benefits shall be paid to Executive in a manner consistent with Treasury Regulation Section 1.409A-3(i)(1)(iv). For purposes of Section 409A of the Code, each payment made under this Agreement will be designated as a “separate payment” within the meaning of Section 409A of the Code. The Companies shall consult with Executive in good faith regarding the implementation of the provisions of this Section 12(i); provided that neither the Companies nor any of their respective employees or representatives shall have any liability to Executive with respect to thereto.

j. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. In the event of Executive’s death while any payment, benefit or entitlement is due to Executive under this Agreement or any other agreement between or among Executive and Holdings or Catalent (or their affiliates), except as may otherwise be prohibited by the terms of such other agreement, such payment, benefit or entitlement shall be paid or provided to Executive’s designated beneficiary (or if Executive has not designated a beneficiary, to his estate).

k. Notice. For the purpose of this Agreement, notices, consents which are explicitly required to be in writing hereunder and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as any Party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to Holdings:

PTS Holdings Corp.

c/o Catalent Pharma Solutions, Inc.

14 Schoolhouse Road

Somerset, NJ 08873

Attention: General Counsel

with a required copy to:

The Blackstone Group

345 Park Avenue

New York, New York 10154

Attention: Chinh Chu

If to Catalent:

14 Schoolhouse Road

Somerset, NJ 08873

Attention: General Counsel

If to Executive:

To the most recent address of Executive set forth in the personnel records of Catalent or Holdings with a required copy to:

Morrison Cohen LLP

909 Third Avenue, 27th Floor

New York, New York 10022

Attention: Robert M. Sedgwick, Esquire.

l. Executive Representation. Executive hereby represents to the Companies that the execution and delivery of this Agreement by Executive and the performance by Executive of Executive’s duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any employment agreement, separation agreement or other agreement or policy to which Executive is a party or otherwise bound.

m. Companies Representations. Holdings and Catalent each represent to Executive that (i) the execution, delivery and performance of this Agreement including its Exhibits, by each of them has been fully and validly authorized by all necessary corporate actions, (ii) the officer signing this Agreement on behalf of each of them is duly authorized to do so, and (iii) upon execution and delivery of this Agreement by the Parties, it shall be a valid and binding obligation of each of Holdings and Catalent enforceable against each of them in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

n. Prior Agreements. This Agreement supersedes all prior agreements and understandings (including the Term Sheet and verbal agreements, but not the equity or equity-based agreements) between Executive and the Companies and/or their affiliates regarding the terms and conditions of Executive’s employment with the Companies. In the event of any conflict between any provision of this Agreement, including Exhibit A, and any other provision of any plan, policy, program, arrangement or other agreement of the Companies or any of their respective subsidiaries or affiliates, this Agreement (or such exhibit) shall control.

o. Further Assurances. The Parties shall, with reasonable diligence, do all things and provide all reasonable assurances as may be required to complete the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other party as may be reasonably necessary or desirable to give effect to this Agreement and carry out its provisions.

p. Cooperation. If and to the extent requested by either of the Companies, Executive shall provide Executive’s reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Executive’s employment hereunder relating to Holdings or Catalent and of which he has knowledge (or reasonably should have had knowledge); provided that such cooperation is not adverse to Executive’s legal interests. Holdings or Catalent shall reimburse Executive promptly for his reasonable out-of-pocket expenses (including travel costs, lodging, meals); provided that such reimbursement shall be made no later than the end of the calendar year after the year in which the expenses are incurred. This provision shall survive any termination of this Agreement.

q. Survivability. Except as otherwise expressly set forth in this Agreement, upon the expiration of the Employment Term, the respective rights and obligations of the Parties shall survive such expiration to the extent necessary to carry out the intentions of the Parties as embodied in the rights (such as vested rights) and obligations of the Parties under this Agreement.

r. Withholding Taxes. The Companies may withhold from any amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

s. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

PTS HOLDINGS CORP.	JOHN R. CHIMINSKI

/s/ George L. Fotiades	/s/ John R. Chiminski
By:
Title:

CATALENT PHARMA SOLUTIONS, INC.

/s/ George L. Fotiades
By:
Title:

EXHIBIT A

RELEASE AND WAIVER OF CLAIMS

This Release and Waiver of Claims (“Release”) is entered into as of this          day of                     , 20        , by and among PTS Holdings Corp. (“Holdings”), Catalent Pharma Solutions, Inc. (“Catalent,” and collectively with Holdings, the “Companies”) and John R. Chiminski (“Executive”).

The Executive and the Companies agree as follows:

1. The employment relationship between Executive and the Companies and their subsidiaries and affiliates, as applicable, terminated on                                          (the “Termination Date”).

2. In accordance with the employment agreement, entered into as of February 23, 2009, between Executive and the Companies (the “Employment Agreement”), Executive is entitled to receive certain payments and benefits after the Termination Date.

3. In consideration of the above, the sufficiency of which Executive hereby acknowledges, Executive, on behalf of Executive and Executive’s heirs, executors and assigns, hereby releases and forever discharges the Companies and their respective members, parents, affiliates, subsidiaries, divisions, any and all current and former directors, officers, employees, agents, and contractors and their heirs and assigns, and any and all employee pension benefit or welfare benefit plans of the Companies, including current and former trustees and administrators of such employee pension benefit and welfare benefit plans (but with respect to any individual and any agent, trustee or administrator only in their official capacities for the Companies and not in their individual capacities unrelated to the Companies) (the “Released Parties”), from all claims, charges, or demands, in law or in equity, whether known or unknown, which may have existed or which may now exist from the beginning of time to the date of this Release, relating to any claims Executive may have arising from or relating to (i) Executive’s employment or termination from employment with the Companies, (ii) Executive’s service as a director of the Companies and his cessation of such service and (iii) Executive’s investment in Holdings (other than any rights expressly provided for in, or arising out of, the related equity and shareholder documents), including a release of any rights or claims Executive may have under Title VII of the Civil Rights Act of 1964, as amended, and the Civil Rights Act of 1991 (which prohibits discrimination in employment based upon race, color, sex, religion, and national origin); the Americans with Disabilities Act of 1990, as amended, and the Rehabilitation Act of 1973 (which prohibits discrimination based upon disability); the Family and Medical Leave Act of 1993 (which prohibits discrimination based on requesting or taking a family or medical leave); Section 1981 of the Civil Rights Act of 1866 (which prohibits discrimination based upon race); Section 1985(3) of the Civil Rights Act of 1871 (which prohibits conspiracies to discriminate); the Employee Retirement Income Security Act of 1974, as amended (which prohibits discrimination with regard to benefits); the Fair Labor Standards Act, as amended, 29 U.S.C. Section 201 et. seq.; any other federal, state or local laws against discrimination; or any other federal, state, or local statute, or common law relating to employment, wages, hours, or any other terms and conditions of employment. This includes a release by Executive of any and all claims or rights arising under contract, covenant, public policy, tort or otherwise.

4. Executive acknowledges that Executive is waiving and releasing any rights that Executive may have under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”) and that this Release is knowing and voluntary. Executive and the Companies agree that this Release does not apply to any rights or claims that may arise under the ADEA after the effective date of this Agreement. Executive acknowledges that the consideration given for this Release is in addition to anything of value to which Executive is already entitled. Executive further acknowledges that Executive has been advised by this writing that: (i) Executive should consult with an attorney prior to executing this Release; (ii) Executive has at least twenty-one (21) days within which to consider this Release, although Executive may, at Executive’s discretion, sign and return this Release at an earlier time; (iii) for a period of 7 days following the execution of this Release in duplicate originals, Executive may revoke this Release, and this Release shall not become effective or enforceable, and neither the Companies nor any other person is obligated to provide any benefits to Executive until the revocation period has expired; and (iv) nothing in this Release prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this Release under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law. If Executive has not returned the signed Release within the time permitted in the Employment Agreement, then the offer of payments and benefits set forth in the Employment Agreement will expire by its own terms at such time.

5. This Release does not release the Released Parties from (i) any obligations due to Executive under the Employment Agreement or under this Release, (ii) any rights Executive has to indemnification, reimbursement of expenses by the Companies under the Employment Agreement or otherwise or coverage under directors’ and officers’ liabilities insurance policies, (iii) any vested rights Executive has under any employee pension benefit and welfare benefit plans of either of the Companies in which he participated, or (iv) any vested awards (or awards which may vest) which Executive has under any equity, equity-based, profits interest, stock option or similar plans, agreements and/or notices, which awards shall be subject to all the terms and conditions of such documents.

6. This Release is not an admission by the Released Parties of any wrongdoing, liability or violation of law.

7. Executive waives any right to reinstatement or future employment with the Companies following Executive’s separation from the Companies on the Termination Date.

8. Executive agrees to refrain from making any statement, oral or written, which disparages the relationships between Holdings, Catalent and their respective subsidiaries and affiliates and Holdings and its subsidiaries’ employees, customers, suppliers and/or others. Notwithstanding the foregoing, Executive shall be permitted to respond to incorrect, disparaging or derogatory statements about him to the extent reasonably necessary to correct or refute such statements or to make any truthful statement to the extent necessary in connection with any arbitration or litigation involving any agreement between Executive and Holdings, Catalent or their respective subsidiaries or as required by law or by any court, arbitrator, or administrative or legislative body with apparent or actual jurisdiction to order him to disclose or make accessible any information.

9. Executive shall continue to be bound by Sections 8, 9 and 12(p) of the Employment Agreement.

10. Executive shall promptly return all property in Executive’s possession of the Companies and their subsidiaries and affiliates, including, but not limited to, keys, credit cards, cellular phones, computer equipment, software and peripherals and originals or copies of books, records, or other information pertaining to the Companies’ or their subsidiaries’ or affiliates’ businesses. In addition, Executive shall promptly return all electronic documents or records relating to the Companies or any of their subsidiaries or affiliates that Executive may have saved to any such cellular phone, laptop computer or other electronic or storage device, whether business or personal, including any PowerPoint or other presentation stored in hard copy or electronically. Further, if Executive stored any information relating to the Companies on a personal computer or other storage device, Executive shall permanently delete all such information; provided, however, that, prior to deleting that information, Executive shall print out one copy and provide it to the Companies. Nothing herein shall require Executive to return property, documents or information he is permitted to retain under Section 9 of the Employment Agreement.

11. This Release shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws. Exclusive jurisdiction with respect to any legal proceeding brought concerning any subject matter contained in this Release shall be settled in the manner provided in the Employment Agreement.

12. This Release represents the complete agreement between Executive and the Companies concerning the subject matter in this Release and supersedes all prior agreements or understandings, written or oral. This Release may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

13. Each of the sections contained in this Release shall be enforceable independently of every other section in this Release, and the invalidity or unenforceability of any section shall not invalidate or render unenforceable any other section contained in this Release.

14. The Executive acknowledges that Executive has carefully read and understands this Release, that Executive has the right to consult an attorney with respect to its provisions and that this Release has been entered into voluntarily. Executive acknowledges that no representation, statement, promise, inducement, threat or suggestion has been made by any of the Released Parties to influence Executive to sign this Release except such statements as are expressly set forth herein or in the Employment Agreement.

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The parties to this Release have executed this Release as of the day and year first written above.

PTS HOLDINGS CORP.	JOHN R. CHIMINSKI

By:
Title:

CATALENT PHARMA SOLUTIONS, INC.

By:
Title:

EXHIBIT B

2007 PTS HOLDINGS CORP.

STOCK INCENTIVE PLAN

FORM OF

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is made effective as of March     , 2009 (the “Date of Grant”), by and between PTS Holdings Corp. (together with its successors and assigns, the “Company”) and John R. Chiminski (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee (as defined in the Plan) has determined that it would be in the best interests of the Company and its stockholders to grant the Restricted Stock Units (as defined below) provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

Section 1. Definitions. Any capitalized terms not otherwise defined herein shall have the same meaning as such terms are defined in the Plan.

(a) “409A Change of Control” means a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation, in each case, within the meaning of Section 409A of the Code.

(b) “Catalent” means Catalent Pharma Solutions, Inc. together with its successors and assigns.

(c) “Catalent Board” means the board of directors of Catalent.

(d) “Cause” means (i) the Participant’s willful and material failure to use his reasonable best efforts to perform his duties, which failure, if curable, is not cured within fifteen (15) days following written notice from the Board or the Catalent Board specifying the failure and requesting cure, (ii) the Participant’s conviction of or confessing to or becoming subject to proceedings that provide a substantial and reasonable basis to believe that the Participant has engaged in a (x) felony, (y) crime involving dishonesty, or (z) crime involving moral turpitude and which is materially injurious to Catalent and its Subsidiaries, (iii) the Participant engages in willful and material malfeasance or willful and material misconduct, that, in either case, is materially injurious to Catalent and its Subsidiaries, or (iv) willful breach by the Participant of the material terms of the Employment Agreement, including, without limitation, the non-competition, non-solicitation or confidentiality provisions thereof, which breach, if curable is not cured within fifteen (15) days following written notice from the Board or the Catalent Board specifying the failure and requesting cure. For purposes of this definition, no act or failure to act shall be deemed “willful” unless effected by the Participant not in good faith. No termination shall be treated as for Cause without a Board hearing and a majority Board vote (excluding, however, the Participant, to the extent he is a member of the Board) prior to the termination if the Company is then a parent of Catalent and otherwise, a Catalent Board hearing and a majority Catalent Board vote (excluding, however, the Participant, to the extent he is a member of the Catalent Board) prior to termination.

(e) “Change of Control” means (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of BHP PTS Holdings L.L.C., the Company, PTS Intermediate Holdings LLC or Catalent to any Person or Group (other than Blackstone or its affiliates) or (ii) any Person or Group (other than Blackstone or its affiliates), is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting equity of BHP PTS Holdings L.L.C., the Company, PTS Intermediate Holdings LLC or Catalent, including by way of merger, consolidation or otherwise and Blackstone ceases to control the Board, or, if applicable, the Catalent Board or the board of directors of PTS Intermediate Holdings LLC or BHP PTS Holdings L.L.C., as applicable.

(f) “Commencement Date” shall have the same meaning as such term is defined in the Employment Agreement.

(g) “Employment Agreement” means the employment agreement entered into by the Company, Catalent and the Participant, dated February 23, 2009, as it may be amended or supplemented from time to time.

(h) “Exit Options” shall have the same meaning as such term is defined in the Option Agreement.

(i) “Good Reason” means the occurrence of any of the following events without the Participant’s consent (i) any material diminution in the Participant’s duties, authorities, or responsibilities, or the assignment to him of duties that are materially inconsistent with, or that significantly impair his ability to perform, his duties as Chief Executive Officer of the Company or Catalent, (ii) any material adverse change in the Participant’s positions or reporting structures, including ceasing to be the Chief Executive Officer of the Company or Catalent or ceasing to be a member of the Board or the Catalent Board, (iii) any reduction in the Participant’s Base Salary (as defined in the Employment Agreement) or target annual bonus opportunity (other than a general reduction in base salary or target annual bonus opportunity that affects all members of senior management proportionately), (iv) any material failure of Catalent to pay compensation or benefits when due under the Employment Agreement or of the Company to grant the equity-based awards contemplated by Section 5(c) of the Employment Agreement, (v) any relocation of Catalent’s principal office or of the Participant’s principal place of employment to a location more than 50 miles from its location in Somerset, New Jersey, as of the Commencement Date (as defined in the Employment Agreement) or (vi) any failure by the Company or Catalent, as applicable, to obtain the assumption in writing of its obligation to perform the Employment Agreement by any successor to all or substantially all of the assets of the Company or Catalent, as applicable. No termination of the Participant’s Employment based on a specified Good Reason event shall be effective as a termination for Good Reason unless (x) the Participant gives notice to the Company and Catalent of such event within ninety (90) days after he learns that such event has occurred (or, in the case of any event described in clauses (v) or (vi), within thirty (30) days after he learns that such event has occurred), (y) such Good Reason event is not fully cured within thirty (30) days after such notice (such period, the “Cure Period”), and (z) the Participant’s Employment terminates within sixty (60) days following the end of the Cure Period.

(j) “Good Termination” means any termination of the Participant’s Employment (i) by the Participant for Good Reason, (ii) by the Company or Catalent without Cause, (iii) due to the Company’s or Catalent’s election not to extend the Employment Term (as defined in the Employment Agreement) in which event the Participant’s employment shall be deemed terminated on the date set forth in Section 7(d)(ii) of the Employment Agreement, or (iv) due to the Participant’s death or Disability (provided that for purposes of determining a Disability, the procedure set forth in the Employment Agreement shall apply).

(k) “Option Agreement” means the Nonqualified Stock Option Agreement to be entered into between the Company and Participant on the date hereof, as it may be amended or supplemented from time to time.

(l) “Plan” means the 2007 PTS Holdings Corp. Stock Incentive Plan, as it may be amended or supplemented from time to time.

(m) “Restricted Stock Unit” means a notional unit representing the unfunded, unsecured right to receive one Share on the Settlement Date.

(n) “Settlement Date” means the earlier to occur of (i) the seventh (7th) anniversary of the Commencement Date, or (ii) the date of a Change of Control which also satisfies the definition of a 409A Change of Control.

(o) “Securityholders Agreement” means the Securityholders Agreement dated as of May 7, 2007 among the Company and the other parties thereto, as it may be amended or supplemented from time to time.

(p) “Subscription Agreement” means the Management Equity Subscription Agreement dated as of the Date of Grant between the Company and the Participant, as it may be amended or supplemented from time to time.

Section 2. Grant and Vesting of Restricted Stock Units.

(a) Grant. Subject to the terms and conditions of the Plan and the additional terms set forth in this Agreement, the Company hereby grants to the Participant 2,000 Restricted Stock Units, subject to adjustment as set forth in the Plan.

(b) Vesting. Subject to the Participant’s continued Employment with the Company or Catalent through the applicable vesting date, the Restricted Stock Units shall vest with respect to twenty percent (20%) of the Shares subject to such Restricted Stock Units on each of the first five anniversaries of the Commencement Date.

(c) Notwithstanding the foregoing, to the extent that all or a fraction of the Exit Options vest pursuant to the terms of the Option Agreement, the same fraction of each tranche of the unvested Restricted Stock Units which remain outstanding shall also vest.

(d) Notwithstanding the foregoing, in the event of (x) any Change of Control that occurs during the Employment Term or (y) any Good Termination that occurs within the six (6) month period prior to a Change of Control, the Restricted Stock Units shall become fully vested as of the Change of Control.

Section 3. Termination of Employment. In the event of any termination of the Participant’s Employment for any reason, all then unvested Restricted Stock Units shall be forfeited by the Participant without consideration as of the date of such termination, and the Participant shall have no further rights with respect thereto (except as otherwise provided in Section 2(d) above). Notwithstanding anything to the contrary in this Agreement or the Plan, in the event of a Good Termination, the Participant shall be deemed vested as of the date of termination in any portion of the Restricted Stock Units that would otherwise have vested if the Participant had remained employed by the Company or Catalent through the first anniversary of the termination date.

Section 4. Settlement of the Restricted Stock Units. On the Settlement Date, the Company shall distribute to the Participant a number of Shares equal to the number of Restricted Stock Units that become vested in accordance with Section 2 or 3 hereof.

Section 5. No Dividend Equivalents. Unless and until the Participant is the record holder of the Shares subject to the Restricted Stock Units, he is not entitled to the payment of any dividends (or dividend equivalents) with respect to the Restricted Stock Units or the Shares subject thereto.

Section 6. Limitation on Obligations. The Company’s obligation with respect to the Restricted Stock Units granted hereunder is limited solely to the delivery to the Participant of Shares on the date when such Shares are due to be delivered hereunder, and in no way shall the Company become obligated to pay cash in respect of such obligation, unless as otherwise provided for herein. The Restricted Stock Units granted hereunder shall not be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under this Agreement.

Section 7. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

Section 8. Legend on Certificates. The certificates representing the Shares issued following the settlement of the vested Restricted Stock Units shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed or quoted or market to which the Shares are admitted for trading and, any applicable federal or state or any other applicable laws and the Company’s Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Section 9. Transferability. A Restricted Stock Unit may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary or transfer via will shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of a Restricted Stock Unit to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions thereof. For the avoidance of doubt, upon the Participant’s death, any Restricted Stock Units vesting in accordance with this Agreement shall be delivered on the Settlement Date to the Participant’s designated beneficiary or beneficiaries or, if no such beneficiary is so designated, to his estate.

Section 10. Withholding. Upon vesting of the Restricted Stock Units in accordance with Section 2 or 3 above, the Company will be required to withhold the FICA and medicare withholding taxes due with respect to such vesting. In addition, it shall be a condition of the obligation of the Company upon delivery of Shares to the Participant pursuant to Section 4 above that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for any Federal, state or local income or other taxes required by law to be withheld with respect to such Shares. The Company shall be authorized to take such action as may be necessary, in the opinion of the Company’s counsel, to satisfy the obligations for payment of the minimum amount of any such taxes. The Participant is hereby advised to seek his own tax counsel regarding the taxation of the grant of Restricted Stock Units made hereunder.

Section 11. Adjustments Upon Certain Events. The Committee shall make certain substitutions or adjustments to any Restricted Stock Units subject to this Agreement pursuant to Section 9(a) of the Plan.

Section 12. Securities Laws. Upon the acquisition of any Shares following settlement of a Restricted Stock Unit, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

Section 13. Rights as Stockholder. The Participant shall not have any rights of a stockholder of the Company as a result of the grant of Restricted Stock Units hereunder unless and until the Participant receives Shares pursuant to Section 4 above.

Section 14. Notice. Any notice under this Agreement shall be addressed to the Company in care of its Chief Financial Officer and a copy to the General Counsel, each copy addressed to the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

Section 15. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

Section 16. Restricted Stock Units Subject to Plan, Securityholders Agreement and Subscription Agreement. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan, the Securityholders Agreement and the Subscription Agreement. A Restricted Stock Unit and the Shares received upon settlement of a Restricted Stock Unit are subject to the Plan, the Securityholders Agreement and the Subscription Agreement. The terms and provisions of the Plan, the Securityholders Agreement and the Subscription Agreement, as each may be amended from time to time are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan (other than the definition of “Change of Control” and the method of determining “Disability”), the Securityholders Agreement or the Subscription Agreement, the applicable terms and provisions of the Plan, the Securityholders Agreement or the Subscription Agreement will govern and prevail. In the event of a conflict between any term or provision of the Plan and any term or provision of the Securityholders Agreement or the Subscription Agreement, the applicable terms and provisions of the Securityholders Agreement or the Subscription Agreement, as applicable, will govern and prevail.

Section 17. Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall adversely affect the rights of the Participant hereunder without the written consent of the Participant.

Section 18. Compliance with Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and will be interpreted accordingly. References under this Agreement to the Participant’s termination of employment shall be deemed to refer to the date upon which the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code.

Notwithstanding anything herein to the contrary, (i) if at the time of the Participant’s termination of employment with the Company the Participant is a “specified employee” as defined in Section 409A of the Code and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) until the date that is six months following the Participant’s termination of employment with the Company (or the earliest date as is permitted under Section 409A of the Code) and (ii) if any other payments of money or other benefits due to the Participant hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Board, that does not cause such an accelerated or additional tax. The Company shall consult with the Participant in good faith regarding the implementation of the provisions of this Section 18; provided that neither the Company nor any of its employees or representatives shall have any liability to the Participant with respect to thereto.

Section 19. Dispute Resolution. Any controversy, dispute or claim relating to this Agreement shall be settled in accordance with Section 12(c) of the Employment Agreement.

Section 20. No Mitigation/No Offset. The Company’s obligation hereunder shall only be subject to setoff, counterclaim or recoupment as expressly set provided in the Subscription Agreement.

Section 21. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

*        *        *

[Signatures to appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PTS HOLDINGS CORP.

By:
Name:
Title:

PARTICIPANT

EXHIBIT C

2007 PTS HOLDINGS CORP.

STOCK INCENTIVE PLAN

FORM OF

NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT (the “Agreement”), is made effective as of March     , 2009 (the “Date of Grant”), between PTS Holdings Corp. (together with its successors and assigns, the “Company”) and John R. Chiminski (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee (as defined in the Plan) has determined that it would be in the best interests of the Company and its stockholders to grant the Options (as defined below) provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Definitions. Whenever the following terms are used in this Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

(a) Catalent: “Catalent” shall mean Catalent Pharma Solutions, Inc. together with its successors and assigns.

(b) Catalent Board: “Catalent Board” shall mean the board of directors of Catalent.

(c) Cause: “Cause” shall mean (i) the Participant’s willful and material failure to use his reasonable best efforts to perform his duties, which failure, if curable, is not cured within fifteen (15) days following written notice from the Board or the Catalent Board specifying the failure and requesting cure, (ii) the Participant’s conviction of or confessing to or becoming subject to proceedings that provide a substantial and reasonable basis to believe that the Participant has engaged in a (x) felony, (y) crime involving dishonesty, or (z) crime involving moral turpitude and which is materially injurious to Catalent and its Subsidiaries, (iii) the Participant engages in willful and material malfeasance or willful and material misconduct, that, in either case, is materially injurious to Catalent and its Subsidiaries, or (iv) willful breach by the Participant of the material terms of the Employment Agreement, including, without limitation, the non-competition, non-solicitation or confidentiality provisions thereof, which breach, if curable is not cured within fifteen (15) days following written notice from the Board or the Catalent Board specifying the failure and requesting cure. For purposes of this definition, no act or failure to act shall be deemed “willful” unless effected by the Participant not in good faith. No termination shall be treated as for Cause without a Board hearing and a majority Board vote

(excluding, however, the Participant, to the extent he is a member of the Board) prior to the termination if the Company is then a parent of Catalent and otherwise, a Catalent Board hearing and a majority Catalent Board vote (excluding, however, the Participant, to the extent he is a member of the Catalent Board) prior to termination.

(d) Change of Control: “Change of Control” shall mean (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of BHP PTS Holdings L.L.C., the Company, PTS Intermediate Holdings LLC or Catalent to any Person or Group (other than Blackstone or its affiliates) or (ii) any Person or Group (other than Blackstone or its affiliates), is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting equity of BHP PTS Holdings L.L.C., the Company, PTS Intermediate Holdings LLC or Catalent, including by way of merger, consolidation or otherwise and Blackstone ceases to control the Board, or, if applicable, the Catalent Board or the board of directors of PTS Intermediate Holdings LLC or BHP PTS Holdings L.L.C., as applicable.

(e) Commencement Date: “Commencement Date” shall have the meaning set forth in the Employment Agreement.

(f) Employment Agreement: “Employment Agreement” shall mean the employment agreement entered into by the Company, Catalent and the Participant, dated February 23, 2009, as it may be amended or supplemented from time to time.

(g) Expiration Date: “Expiration Date” shall mean the tenth anniversary of the Date of Grant.

(h) Exit Option: “Exit Option” shall mean, collectively, the Tier I Exit Option and the Tier II Exit Option.

(i) Good Termination: “Good Termination” shall mean any termination of the Participant’s Employment (i) by the Participant for Good Reason, (ii) by the Company or Catalent without Cause, (iii) due to the Company’s or Catalent’s election not to extend the Employment Term (as defined in the Employment Agreement) in which event the Participant’s employment shall be deemed terminated on the date set forth in Section 7(d)(ii) of the Employment Agreement, or (iv) due to the Participant’s death or Disability (provided that for purposes of determining a Disability, the procedure set forth in the Employment Agreement shall apply).

(j) Good Reason: “Good Reason” shall mean the occurrence of any of the following events without the Participant’s consent (i) any material diminution in the Participant’s duties, authorities, or responsibilities, or the assignment to him of duties that are materially inconsistent with, or that significantly impair his ability to perform, his duties as Chief Executive Officer of the Company or Catalent, (ii) any material adverse change in the Participant’s positions or reporting structures, including ceasing to be the Chief Executive Officer of the Company or Catalent or ceasing to be a member of the Board or the Catalent Board, (iii) any reduction in the Participant’s Base Salary (as defined in the Employment Agreement) or target annual bonus opportunity (other than a general reduction in base salary or target annual bonus

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opportunity that affects all members of senior management proportionately), (iv) any material failure of Catalent to pay compensation or benefits when due under the Employment Agreement or of the Company to grant the equity-based awards contemplated by Section 5(c) of the Employment Agreement, (v) any relocation of Catalent’s principal office or of the Participant’s principal place of employment to a location more than 50 miles from its location in Somerset, New Jersey, as of the Commencement Date (as defined in the Employment Agreement) or (vi) any failure by the Company or Catalent, as applicable, to obtain the assumption in writing of its obligation to perform the Employment Agreement by any successor to all or substantially all of the assets of the Company or Catalent, as applicable. No termination of the Participant’s employment based on a specified Good Reason event shall be effective as a termination for Good Reason unless (x) the Participant gives notice to the Company and Catalent of such event within ninety (90) days after he learns that such event has occurred (or, in the case of any event described in clauses (v) or (vi), within thirty (30) days after he learns that such event has occurred), (y) such Good Reason event is not fully cured within thirty (30) days after such notice (such period, the “Cure Period”), and (z) the Participant’s employment terminates within sixty (60) days following the end of the Cure Period.

(k) Options: “Options” shall mean, collectively, the Time Option and the Exit Option to purchase Shares granted under this Agreement.

(l) Plan: “Plan” shall mean the 2007 PTS Holdings Corp. Stock Incentive Plan, as it may be amended or supplemented from time to time.

(m) Securityholders Agreement: “Securityholders Agreement” shall mean the Securityholders Agreement dated as of May 7, 2007 among the Company and the other parties thereto, as it may be amended or supplemented from time to time.

(n) Subscription Agreement: “Subscription Agreement” shall mean the Management Equity Subscription Agreement dated as of the Date of Grant between the Company and the Participant, as it may be amended or supplemented from time to time.

(o) Tier I Exit Option: “Tier I Exit Option” shall mean an Option with respect to which the terms and conditions are set forth in Section 3(b) of this Agreement.

(p) Tier II Exit Option: “Tier II Exit Option” shall mean an Option with respect to which the terms and conditions are set forth in Section 3(c) of this Agreement.

(q) Time Option: “Time Option” shall mean an Option with respect to which the terms and conditions are set forth in Section 3(a) of this Agreement.

(r) Vested Portion: “Vested Portion” shall mean, at any time, the portion of an Option which has become vested, as described in Section 3 of this Agreement.

2. Grant of Options. The Company hereby grants to the Participant the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of the number of Shares subject to the Time Option and the Exit Option set forth on Schedule A attached hereto, subject to adjustment as set forth in the Plan. The Option Price shall be $1,000 per Share, subject to adjustment as set forth in the Plan. The Options are intended to be nonqualified stock options, and are not intended to be treated as an option that complies with Section 422 of the Code.

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3. Vesting of the Options.

(a) Vesting of the Time Option. Subject to the Participant’s continued Employment through the applicable vesting date, the Time Option shall vest and become exercisable with respect to twenty percent (20%) of the Shares subject to such Time Option on each of the first five anniversaries of the Commencement Date. Notwithstanding the foregoing, to the extent that all or a fraction of the Exit Options vest pursuant to the terms of this Agreement, the same fraction of each tranche of the unvested Time Options which remain outstanding shall also vest.

(b) Vesting of the Tier I Exit Option. Subject to the Participant’s continued Employment through the applicable vesting date, the Tier I Exit Option shall vest on the date, if any, when either (i) Blackstone shall have received cash proceeds or marketable securities in respect of its investment in the Company aggregating in excess of 3.4 times the amount of its initial investment in the Company (such initial investment equaling $914,680,907.54) (the “Initial Investment”) or (ii) Blackstone shall have received a cash Internal Rate of Return of at least 25% on its Initial Investment. For purposes of this Agreement, “Internal Rate of Return” means, as of a given date, the internal rate of return compounded annually from April 10, 2007 with respect to the Initial Investment). Notwithstanding the foregoing, in the event that the 2.5 multiple hurdle and/or the 20% Internal Rate of Return hurdle (each as described below) is met, but the 3.4 multiple hurdle and/or the 25% Internal Rate of Return hurdle (each as described in this Section 3(b)) is not met, the Tier I Exit Option shall vest based on straight line interpolation between the two points.

(c) Vesting of the Tier II Exit Option. Subject to the Participant’s continued Employment through the applicable vesting date, the Tier II Exit Option shall vest on the date, if any, when either (i) Blackstone shall have received cash proceeds or marketable securities in respect of its investment in the Company aggregating in excess of 2.5 times the Initial Investment or (ii) Blackstone shall have received a cash Internal Rate of Return of at least 20% on its Initial Investment.

(d) Change of Control. Notwithstanding anything herein to the contrary, in the event of (x) any Change of Control that occurs during the Participant’s Employment (which for this purpose shall include employment by Catalent) or (y) any Good Termination that occurs within the six (6) month period prior to a Change of Control, the Time Option shall become fully vested and exercisable immediately prior to such Change of Control. Any portion of the Exit Options that remain unvested upon a Change of Control shall continue to remain outstanding and remain eligible for potential future vesting in accordance with the terms of this Agreement.

(e) Termination of Employment. If the Participant’s Employment terminates for any reason, the Option, to the extent not then vested and exercisable, shall be immediately canceled by the Company without consideration (except as otherwise provided in Section 3(d) above). Notwithstanding anything to the contrary in this Agreement or the Plan, in the event of a Good Termination, (i) the Participant shall be deemed vested as of the date of termination in any

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portion of the Time Option that would otherwise have vested if the Participant had remained employed by the Company or Catalent through the first anniversary of the termination date and (ii) the Participant shall retain the opportunity through the Expiration Date to become vested, subject only to attaining the performance goals specified herein, in a portion of the unvested Exit Options equal to a fraction, not greater than one, the numerator of which is the number of days elapsing from the Commencement Date through the termination date and the denominator of which is the number of days elapsing from the Commencement Date through the date of the event that triggers additional Exit Option vesting. In the case of any Exit Options which vest pursuant to this Section 3(e) after the Participant’s Employment has terminated, the Company agrees to provide the Participant with notice that a performance condition has been satisfied within 45 days following the date on which the determination is made that such condition has been satisfied.

4. Exercise of Options.

(a) Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of an Option at any time prior to the Expiration Date. Notwithstanding the foregoing, if the Participant’s Employment terminates prior to the Expiration Date, the Vested Portion of an Option shall remain exercisable for the period set forth below:

(i) Good Termination. In the event of a Good Termination, the Participant may exercise the Vested Portion of an Option for a period ending on the earlier of (A) the one year anniversary of such termination of Employment and (B) the Expiration Date, and for any portion of an Option that becomes vested after the date of termination pursuant to Section 3(d) or 3(e) above, the earlier of (I) the one year anniversary of the date on which such portion of an Option vests and (II) the Expiration Date;

(ii) Termination of Employment other than due to a Good Termination. In the event of a termination of Employment that is not a Good Termination (and not by the Company or Catalent for Cause (as discussed below)), the Participant may exercise the Vested Portion of an Option that became vested on or prior to the date of termination for a period ending on the earlier of (A) the 90th day following the effective date of such termination of Employment and (B) the Expiration Date and, for any portion of an Option that became vested after the date of termination pursuant to Section 3(d) or (e) above, the earlier of (I) the 90th day following the date on which such portion of an Option vests and (II) the Expiration Date; and

(iii) Termination by the Company or Catalent for Cause. If the Participant’s Employment is terminated by the Company or Catalent for Cause, the Vested Portion of an Option shall immediately terminate in full and cease to be exercisable as of the effective date of such termination.

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(b) Method of Exercise.

(i) Subject to Section 4(a) of this Agreement and Section 6(c) of the Plan, the Vested Portion of an Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that, the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price. The payment of the Option Price may be made at the election of the Participant (i) in cash or its equivalent (e.g., by check), (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for more than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and partly in such Shares, (iv) if there is a public market for the Shares at such time, to the extent permitted by the Committee and subject to such rules as may be established by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate option price for the Shares being purchased, or (v) using a net settlement mechanism whereby the number of Shares delivered upon the exercise of the Option will be reduced by a number of Shares that has a Fair Market Value equal to the Option Price, provided that the Participant tenders cash or its equivalent to pay any applicable withholding taxes. The Participant shall not have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, absent an available exemption to registration or qualification, an Option may not be exercised prior to the completion of any registration or qualification of an Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable; provided, that the Company shall use commercially reasonable efforts to take such actions as are necessary and appropriate to register or qualify the Shares subject to the Option so it may be exercised.

(iii) Upon the Company’s determination that an Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to the Participant, any loss by the Participant of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

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(iv) In the event of the Participant’s death, the Vested Portion of an Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 4(a) of this Agreement. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

(v) As a condition to the exercise of any Option evidenced by this Agreement, the Participant shall execute the Securityholders Agreement and the Subscription Agreement.

5. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

6. Legend on Certificates. The certificates representing the Shares purchased by exercise of an Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed or quoted or market to which the Shares are admitted for trading and, any applicable federal or state or any other applicable laws and the Company’s Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

7. Transferability. An Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of an Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions thereof. During the Participant’s lifetime, an Option is exercisable only by the Participant.

8. Adjustments Upon Certain Events. The Committee shall make certain substitutions or adjustments to any Options subject to this Agreement pursuant to Section 9(a) of the Plan.

9. Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company or its Affiliates shall have the right and are authorized to withhold any applicable withholding taxes in respect of an Option, its exercise, or any payment or transfer under or with respect to an Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. The Participant may elect to pay any or all of such withholding taxes as provided in Section 4 of the Plan.

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10. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of an Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

11. Notices. Any notice under this Agreement shall be addressed to the Company in care of its Chief Financial Officer and a copy to the General Counsel, each copy addressed to the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

13. Options Subject to Plan, Securityholders Agreement and Subscription Agreement. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan, the Securityholders Agreement and the Subscription Agreement. An Option and the Shares received upon exercise of an Option are subject to the Plan, the Securityholders Agreement and the Subscription Agreement. The terms and provisions of the Plan, the Securityholders Agreement and the Subscription Agreement, as each may be amended from time to time are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan (other than the definition of “Change of Control” and the method of determining “Disability”), the Securityholders Agreement or the Subscription Agreement, the applicable terms and provisions of the Plan, the Securityholders Agreement or the Subscription Agreement will govern and prevail. In the event of a conflict between any term or provision of the Plan and any term or provision of the Securityholders Agreement or the Subscription Agreement, the applicable terms and provisions of the Securityholders Agreement or the Subscription Agreement, as applicable, will govern and prevail.

14. Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall adversely affect the rights of the Participant hereunder without the written consent of the Participant.

15. Dispute Resolution. Any controversy, dispute or claim relating to this Agreement shall be settled in accordance with Section 12(c) of the Employment Agreement.

16. No Mitigation/No Offset. The Company’s obligations hereunder shall only be subject to setoff, counterclaim or recoupment as expressly provided in the Subscription Agreement.

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17. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[The remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

PTS HOLDINGS CORP.

By

Its

JOHN R. CHIMINSKI

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Schedule A

The number of Shares subject to each Option is set forth below:

Time Option: 7,500

Tier I Exit Option: 3,750

Tier II Exit Option: 3,750

EXHIBIT D

FORM OF

MANAGEMENT EQUITY SUBSCRIPTION AGREEMENT

THIS MANAGEMENT EQUITY SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of March     , 2009, by and between PTS Holdings Corp., a Delaware corporation (together with its successors and assigns, the “Company”), and John R. Chiminski (“Executive”);

WHEREAS, Executive has been selected by the Company to (i) purchase shares of common stock of the Company (“Common Stock”) and (ii) receive (x) an option to purchase shares of Common Stock (the “Option”) and (y) restricted stock units, each of which represents the right to receive one share of Common Stock (the “RSUs”), in each case, pursuant to the terms set forth below and the terms of the Plan (as defined below), the Stock Option Agreement (as defined below), the RSU Agreement (as defined below) and the Securityholders Agreement (as defined below); and

WHEREAS, on the terms and subject to the conditions hereof, Executive desires to subscribe for and acquire from the Company, and the Company desires to issue and provide to Executive, shares of Common Stock, the Option and the RSUs, in each case, as set forth on Exhibit A, as hereinafter set forth.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.	Definitions.

1.1 Affiliate. The term “Affiliate” shall have the meaning set forth in the Plan.

1.2 Applicable Federal Rate. The term “Applicable Federal Rate” shall have the meaning set forth in Section 1274 of the Code.

1.3 Agreement. The term “Agreement” shall have the meaning set forth in the preface.

1.4 Blackstone. The term “Blackstone” means Blackstone Capital Partners V L.P. and its Affiliates.

1.5 Board. The term “Board” means the Company’s Board of Directors.

1.6 Catalent. The term “Catalent” means Catalent Pharma Solutions, Inc. together with its successors and assigns.

1.7 Catalent Board. The term “Catalent Board” means Catalent’s Board of Directors.

1.8 Call Notice. The term “Call Notice” shall have the meaning set forth in Section 4.2(b).

1.9 Cause. The term “Cause” means (i) Executive’s willful and material failure to use his reasonable best efforts to perform his duties, which failure, if curable, is not cured within fifteen (15) days following written notice from the Board or the Catalent Board specifying the failure and requesting cure, (ii) Executive’s conviction of or confessing to or becoming subject to proceedings that provide a substantial and reasonable basis to believe that Executive has engaged in a (x) felony, (y) crime involving dishonesty, or (z) crime involving moral turpitude and which is materially injurious to Catalent and its Subsidiaries, (iii) Executive engages in willful and material malfeasance or willful and material misconduct, that, in either case, is materially injurious to Catalent and its Subsidiaries, or (iv) willful breach by Executive of the material terms of the Employment Agreement, including, without limitation, the non-competition, non-solicitation or confidentiality provisions thereof, which breach, if curable is not cured within fifteen (15) days following written notice from the Board or the Catalent Board specifying the failure and requesting cure. For purposes of this definition, no act or failure to act shall be deemed “willful” unless effected by Executive not in good faith. No termination shall be treated as for Cause without a Board hearing and a majority Board vote (excluding, however, Executive, to the extent he is a member of the Board) prior to the termination if the Company is then a parent of Catalent and otherwise, a Catalent Board hearing and a majority Catalent Board vote (excluding, however, Executive, to the extent he is a member of the Catalent Board) prior to termination.

1.10 Closing. The term “Closing” shall have the meaning set forth in Section 2.3.

1.11 Closing Date. The term “Closing Date” shall have the meaning set forth in Section 2.3.

1.12 Code. The term “Code” means the Internal Revenue Code of 1986, as amended.

1.13 Commencement Date. The term “Commencement Date” shall have the meaning set forth in the Employment Agreement.

1.14 Common Stock. The term “Common Stock” shall have the meaning set forth in the preface.

1.15 Company. The term “Company” shall have the meaning set forth in the preface.

1.16 Competitive Business. The term “Competitive Business” shall have the meaning set forth in Section 6.1(a)(ii)(1).

1.17 Confidential Information. The term “Confidential Information” shall have the meaning set forth in Section 6.2.

1.18 Cost. The term “Cost” means the purchase price per Share, if any, paid by Executive.

1.19 Disability. The term “Disability” shall have the meaning set forth in the Plan. For purposes of determining a Disability, the procedure set forth in the Employment Agreement shall apply.

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1.20 Employment Agreement. The term “Employment Agreement” means the employment agreement entered into by the Company, Catalent and Executive, dated February 23, 2009, as it may be amended or supplemented from time to time.

1.21 Executive. The term “Executive” shall have the meaning set forth in the preface.

1.22 Fair Market Value. The term “Fair Market Value” means as of a particular date, (i) if there is a public market for the Shares on such date, the average of the high and low closing bid prices on such date of the Shares of Common Stock on the stock exchange (or market system) on which the Shares are principally traded, or, if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) if there is no public market for the Shares on such date, the fair market value of the Shares on such date as determined in good faith by the Board, without regard to any minority discount, but taking into account liquidity considerations. The Board shall in the first instance determine the Fair Market Value and if Executive disagrees with the Board’s determination, he may require the Company to select a nationally-recognized independent investment bank (subject to Executive’s approval, such approval not to be unreasonably withheld or delayed) to determine the Fair Market Value, which bank shall use commercially reasonable methodologies to make such determination. The Company shall bear the cost of the bank’s determination, unless the value determined by the bank is 110% or less of the value determined by the Board, in which case Executive shall bear the cost of the bank’s determination, up to a cap of $75,000.

1.23 Family Group. The term “Family Group” shall have the meaning set forth in the Securityholders Agreement.

1.24 Financing Default. The term “Financing Default” means an event which would constitute (or with notice or lapse of time or both would constitute) an event of default under any of the financing documents of the Company or its Affiliates from time to time and any restrictive financial covenants contained in the organizational documents of the Company or its Affiliates.

1.25 Good Reason. The term “Good Reason” means the occurrence of any of the following events without Executive’s consent, (i) any material diminution in Executive’s duties, authorities, or responsibilities, or the assignment to him of duties that are materially inconsistent with, or that significantly impair his ability to perform, his duties as Chief Executive Officer of the Company or Catalent, (ii) any material adverse change in Executive’s positions or reporting structures, including ceasing to be the Chief Executive Officer of the Company or Catalent or ceasing to be a member of the Board or the Catalent Board, (iii) any reduction in Executive’s Base Salary (as defined in the Employment Agreement) or target annual bonus opportunity (other than a general reduction in base salary or target annual bonus opportunity that affects all members of senior management proportionately), (iv) any material failure of Catalent to pay compensation or benefits when due under the Employment Agreement or of the Company to grant the equity-based awards contemplated by Section 5(c) of the Employment Agreement, (v) any relocation of Catalent’s principal office or of Executive’s principal place of employment to a location more than 50 miles from its location in Somerset, New Jersey, as of the Commencement Date or (vi) any failure by the Company or Catalent, as applicable, to obtain the assumption in writing of its obligation to perform the Employment Agreement by any successor to all or substantially all of the assets of the Company or Catalent, as applicable. No termination of

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Executive’s employment based on a specified Good Reason event shall be effective as a termination for Good Reason unless (x) Executive gives notice to the Company and Catalent of such event within ninety (90) days after he learns that such event has occurred (or, in the case of any event described in clauses (v) or (vi), within thirty (30) days after he learns that such event has occurred), (y) such Good Reason event is not fully cured within thirty (30) days after such notice (such period, the “Cure Period”), and (z) Executive’s employment terminates within sixty (60) days following the end of the Cure Period.

1.26 Lapse Date. The term “Lapse Date” shall have the meaning set forth in the Securityholders Agreement.

1.27 Option. The term “Option” shall have the meaning set forth in the preface.

1.28 Option Shares. The term “Option Shares” means the Shares issuable or issued upon exercise of the Option.

1.29 Put Notice. The term “Put Notice” shall have the meaning set forth in Section 4.1(b).

1.30 Person. The term “Person” shall have the meaning set forth in Section 6.1(a)(i).

1.31 Plan. The term “Plan” means the 2007 PTS Holdings Corp. Stock Incentive Plan, as it may be amended or supplemented from time to time.

1.32 Purchase Price. The term “Purchase Price” shall have the meaning set forth in Section 2.1.

1.33 Restricted Period. The term “Restricted Period” shall have the meaning set forth in Section 6.1(a).

1.34 RSU. The term “RSU” shall have the meaning set forth in the preface.

1.35 RSU Agreement. The term “RSU Agreement” means the RSU Agreement, dated as of March     , 2009, among Executive and the Company and attached to the Employment Agreement in the form of Exhibit B thereto, as it may be amended or supplemented thereafter from time to time.

1.36 RSU Shares. The term “RSU Shares” means the Shares issuable or issued upon settlement of the RSUs.

1.37 Securities Act. The term “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as the same may be amended from time to time.

1.38 Securityholders Agreement. The term “Securityholders Agreement” means the Securityholders Agreement dated as of May 7, 2007 among the Company and the other parties thereto, as it may be amended or supplemented thereafter from time to time.

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1.39 Shares. The term “Shares” means any shares of Common Stock acquired by Executive, including Option Shares and RSU Shares.

1.40 Stock Option Agreement. The term “Stock Option Agreement” means the Stock Option Agreement, dated as of March     , 2009, among Executive and the Company and attached to the Employment Agreement in the form of Exhibit C thereto, as it may be amended or supplemented thereafter from time to time.

1.41 Subsidiary. The term “Subsidiary” shall have the meaning set forth in the Plan.

1.42 Termination Date. The term “Termination Date” means the date upon which Executive’s employment with the Company and its Subsidiaries is terminated.

2.	Subscription for Shares; Issuance of Option and RSUs.

2.1 Purchase of Shares. Pursuant to the terms and subject to the conditions set forth in this Agreement, Executive hereby subscribes for and agrees to purchase, and the Company hereby agrees to issue to Executive, on the Closing Date, the number of Shares set forth on Exhibit A attached hereto in exchange for the purchase price (the “Purchase Price”) set forth on Exhibit A attached hereto.

2.2 Issuance of Option and RSUs. Pursuant to the terms and subject to the conditions set forth in this Agreement, the Plan, the Stock Option Agreement and the RSU Agreement, as of March     , 2009, the Company shall issue to Executive (x) an Option to purchase the number of Shares set forth on Exhibit A attached hereto at an exercise price per Share equal to the amount set forth on Exhibit A attached hereto and (y) a number of RSUs as set forth on Exhibit A attached hereto.

2.3 The Closing. The closing (the “Closing”) of the issuance of Shares hereunder shall take place on March     , 2009 (the “Closing Date”). On or prior to the Closing Date, Executive shall deliver to the Company the Purchase Price, payable by delivery of the amount in cash set forth on Exhibit A attached hereto, by delivery of a cashier’s or certified check, by wire transfer in immediately available funds or by other means mutually agreed upon by the parties hereto.

2.4 Section 83(b) Election. Within 30 days after the Closing, Executive shall provide the Company with a copy of a completed election with respect to the Shares purchased at Closing under Section 83(b) of the Code and the regulations promulgated thereunder in the form of Exhibit B attached hereto. Executive shall file (via certified mail, return receipt requested) such election with the Internal Revenue Service within 30 days after the Closing and shall thereafter certify to the Company he has made such timely filing.

2.5 Closing Conditions. Notwithstanding anything in this Agreement to the contrary, the Company shall be under no obligation to issue and sell to Executive any Shares unless (i) Executive is an employee of, or consultant to, the Company or one of its Subsidiaries on the Closing Date and (ii) the representations of Executive contained in Section 3 hereof are true and correct in all material respects as of the Closing Date.

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3.	Investment Representations and Covenants of Executive.

3.1 Shares Unregistered. Executive acknowledges and represents that Executive has been advised by the Company that:

(a) the offer and sale of Shares have not been registered under the Securities Act;

(b) the Shares must be held indefinitely and Executive must continue to bear the economic risk of the investment in the Shares unless the offer and sale of the Shares are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available;

(c) there is no established market for the Shares and it is not anticipated that there will be any public market for the Shares in the foreseeable future;

(d) a restrictive legend in the form set forth below and the legends set forth in Section 7.2 of the Securityholders Agreement shall be placed on the certificates representing the Common Stock:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE OPTIONS AND OTHER PROVISIONS SET FORTH IN A MANAGEMENT EQUITY SUBSCRIPTION AGREEMENT WITH THE ISSUER DATED AS OF MARCH     , 2009, AS AMENDED AND MODIFIED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE”; and

(e) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Shares.

3.2 Additional Investment Representations. Executive represents and warrants that:

(a) Executive’s financial situation is such that Executive can afford to bear the economic risk of holding the Shares for an indefinite period of time, has adequate means for providing for Executive’s current needs and personal contingencies, and can afford to suffer a complete loss of Executive’s investment in the Shares;

(b) Executive’s knowledge and experience in financial and business matters are such that Executive is capable of evaluating the merits and risks of the investment in the Shares;

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(c) Executive understands that the Shares are a speculative investment which involves a high degree of risk of loss of Executive’s investment therein, there are substantial restrictions on the transferability of the Shares and, on the Closing Date and for an indefinite period following the Closing, there will be no public market for the Shares and, accordingly, it may not be possible for Executive to liquidate Executive’s investment in case of emergency, if at all;

(d) the terms of this Agreement provide that, with respect to the Option Shares and RSU Shares only, if Executive ceases to be an employee of the Company or its Subsidiaries, the Company and its Affiliates have the right to repurchase such Shares at a price which may, under certain circumstances, be less than the Fair Market Value thereof;

(e) the terms of this Agreement also provide that, with respect to the Shares purchased hereunder on the Closing Date only, if Executive ceases to be an employee of the Company or its Subsidiaries under certain circumstances, Executive will be required to forfeit such Shares without consideration;

(f) Executive understands and has taken cognizance of all the risk factors related to the purchase of the Shares and, other than as set forth in this Agreement, no representations or warranties have been made to Executive or Executive’s representatives concerning the Shares or the Company or their prospects or other matters;

(g) Executive has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company and its Subsidiaries, the Plan, the Stock Option Agreement, the RSU Agreement, the Securityholders Agreement, the Company’s organizational documents and the terms and conditions of the purchase of the Shares and to obtain any additional information which Executive deems necessary;

(h) all information which Executive has provided to the Company and the Company’s representatives concerning Executive and Executive’s financial position is complete and correct as of the date of this Agreement; and

(i) Executive is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

4.	Certain Sales and Forfeitures Upon Termination of Employment.

4.1 Put Option.

(a) If Executive’s employment with the Company and its Subsidiaries terminates due to the Disability or death of Executive prior to the Lapse Date, the Executive and the Executive’s Family Group shall have the right, subject to the provisions of Section 5 hereof, for one year following the later of (x) the Termination Date or (y) the date of receipt of the Option Shares and/or RSU Shares, as applicable, to sell to the Company, and the Company shall be required to purchase (subject to the provisions of Section 5 hereof), on one occasion from Executive, all (or any portion) of Executive’s Shares at a price per Share equal to Fair Market Value (measured as of the purchase date); provided that the exercise of such right may be delayed by the Company to the extent any such delay is necessary to avoid the application of adverse accounting treatment to the Company.

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(b) If Executive or Executive’s Family Group, as applicable, desires to exercise its option to require the Company to repurchase Shares pursuant to Section 4.1(a), Executive or Executive’s Family Group, as applicable, shall send written notice to the Company setting forth Executive’s or Executive’s Family Group, as applicable, intention to sell all of his or their Shares, as applicable, pursuant to Section 4.1(a) (the “Put Notice”). Subject to the provisions of Section 5, the closing of the purchase shall take place at the principal office of the Company on a date specified by the Company no later than the 60th day after the giving of such notice.

4.2 Call Option.

(a) If Executive’s employment with the Company and its Subsidiaries terminates for any of the reasons set forth in clauses (i) or (ii) below prior to the Lapse Date, the Company shall have the right and option, but not the obligation, to purchase any or all of Executive’s Option Shares and RSU Shares, in each case, for a period of 181 days (or such longer period as is necessary in order to avoid the application of adverse accounting treatment to the Company) following the later of (x) the Termination Date or (y) the date of receipt of such Shares, in each case, at a price per Share equal to the applicable purchase price determined as follows:

(i) Termination for Cause. If Executive’s employment with the Company and its Subsidiaries is terminated by the Company or Catalent for Cause, the purchase price per Share will be the lesser of (A) Fair Market Value (measured as of the purchase date) and (B) Cost; or

(ii) Termination of Employment Other than for Cause. If Executive’s employment with the Company and its Subsidiaries is terminated for any reason other than by the Company or any of its Subsidiaries for Cause, the purchase price per Share will be Fair Market Value (measured as of the purchase date).

(b) If the Company desires to exercise its option to purchase such Shares pursuant to Section 4.2(a), the Company shall, not later than 181 days following the later of (x) the Termination Date or (y) the date of receipt of such Shares, send written notice to Executive of its intention to purchase such Shares, specifying the number of Shares to be purchased (the “Call Notice”). Subject to the provisions of Section 5, the closing of the purchase shall take place at the principal office of the Company on a date specified by the Company no later than the 30th day after the giving of the Call Notice.

(c) Notwithstanding the foregoing, if the Company elects not to exercise its option to purchase such Shares pursuant to this Section 4.2 and Executive’s employment with the Company and its Subsidiaries is terminated for any of the reasons set forth in clauses (a)(i) or (a)(ii) above prior to the Lapse Date, Blackstone may elect to purchase such Shares on the same terms and conditions set forth in this Section 4.2 by providing written notice to Executive of its intention to purchase such Shares within 30 days after the expiration of the Company’s 181 day call window following the later of (x) the Termination Date or (y) the date of receipt of the such Shares.

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4.3 Forfeiture of Shares. Notwithstanding anything herein to the contrary, if prior to the second anniversary of the Commencement Date, the date of Executive’s termination of employment with the Company and Catalent occurs and such termination is (a) by Executive without Good Reason (and not due to death or Disability) or (b) by the Board or the Catalent Board for Cause as set forth in that definition, Executive shall forfeit all rights and title to the Shares purchased on the Closing Date without consideration therefor.

5.	Certain Limitations on the Company’s Obligations to Purchase Shares.

5.1 Deferral of Purchases.

(a) Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to purchase any Shares at any time pursuant to Section 4.1 or 4.2, regardless of whether it has delivered a Call Notice or received a Put Notice, (i) to the extent that the purchase of such Shares would result in (A) a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local or foreign court or governmental authority applicable to the Company or any of its Subsidiaries or any of its or their property or (B) after giving effect thereto, a Financing Default, (ii) if immediately prior to such purchase there exists a Financing Default which prohibits such purchase, or (iii) to the extent that there is a lack of available cash on hand of the Company and no cash is available to the Company. The Company shall, within fifteen (15) days of learning of any such fact, so notify Executive that it is not obligated to purchase hereunder.

(b) Notwithstanding anything to the contrary contained in Section 4.1 or 4.2, provided the Lapse Date has not occurred, any Shares which Executive or Executive’s Family Group, as applicable, has elected to sell or the Company has elected to purchase, but which in accordance with Section 5.1(a) is not purchased at the applicable time provided in Section 4.1 or 4.2, shall be purchased by the Company (x) by delivery of a note for the applicable purchase price payable in equal installments of up to three (3) years, bearing interest at the prime lending rate in effect as of the date of the exercise of the call right or at the applicable Applicable Federal Rate at such time, if greater; provided, however, that the Company shall fully satisfy its obligation under the note sooner if the purchase price is no longer restricted under Section 5.1(a), with such amount paid to Executive or Executive’s Family Group, as applicable, within fifteen (15) days after the date the prohibition is lifted or (y) if purchase by delivery of a note as described in clause (x) is not permitted due to the terms of any outstanding Company indebtedness, or otherwise, then, for the applicable purchase price (measured as of the actual purchase date) on or prior to the fifteenth (15th) day after such date or dates that the purchase of such Shares are no longer prohibited under Section 5.1(a) and the Company shall give Executive five (5) days’ prior notice of any such purchase. Notwithstanding anything herein to the contrary, prior to the payment of the purchase price under this Section 5.1, Executive or Executive’s Family Group may withdraw the Shares subject to the put option described in Section 4.1.

5.2 Payment for Shares. If at any time the Company elects to purchase any Shares pursuant to Section 4.1 or 4.2, unless otherwise provided for herein, the Company shall pay the purchase price for the Shares it purchases (i) first, by the cancellation of any indebtedness owing from Executive to the Company or any of its Subsidiaries and (ii) then, by the Company’s delivery of a check or wire transfer of immediately available funds for the remainder of the purchase price, if any, against delivery of the certificates or other instruments representing the Shares so purchased, duly endorsed.

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6.	Noncompetition; Nonsolicitation; Confidentiality.

6.1 Competitive Activity.

(a) During the period commencing on the Closing Date and ending on the date that is two (2) years after the date Executive’s employment with the Company and its Subsidiaries is terminated by the Company or any of its Subsidiaries for any reason (the “Restricted Period”), Executive will not, whether on Executive’s own behalf or on behalf of or in conjunction with any person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise whatsoever (“Person”), directly or indirectly, solicit or assist in soliciting, or cause any other Person or entity to solicit or assist in soliciting, for a Competitive Business (as defined below), the business of any client or prospective client:

(i) with whom Executive had personal contact or dealings on behalf of the Company or any of its Subsidiaries during the one year period preceding Executive’s termination of employment with the Company or any of its Subsidiaries;

(ii) with whom employees reporting to Executive have had personal contact or dealings on behalf of the Company or any of its Subsidiaries during the one year immediately preceding Executive’s termination of employment; or

(iii) for whom Executive had direct or indirect responsibility during the one year immediately preceding Executive’s termination of employment.

(b) During the period commencing on the Closing Date and ending on the date that is twelve (12) months after the date Executive’s employment with the Company and its Subsidiaries is terminated by the Company or any of its Subsidiaries for any reason:

(i) Executive will not directly or indirectly:

(1)	engage in any business that directly and materially competes with the businesses in which Catalent and its Subsidiaries was engaged on the date of breach or the date of Executive’s termination of employment, whichever is earlier (including, without limitation, any other business which Catalent or any of its Subsidiaries has active plans to engage in as of such date), in any geographical area where Catalent or any of its Subsidiaries conducts business (a “Competitive Business”); provided, however, that, notwithstanding the foregoing, the term Competitive Business shall not include (x) a non-competitive subsidiary, division or affiliate of a company that is engaged in a Competitive Business or (y) a private equity firm other than Blackstone, provided that Executive does not provide advisory services with respect to any portfolio company of such private equity firm which is a Competitive Business;

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(2)	enter the employ of, or render any advisory or consulting services to, any Person (or any division or controlled or controlling Affiliate of any Person) who or which engages in a Competitive Business; provided, however, that, notwithstanding the foregoing, for purposes of this subsection the term Person shall not include (x) a non-competitive subsidiary, division or affiliate of a company that is engaged in a Competitive Business or (y) a private equity firm other than Blackstone, provided that Executive does not provide advisory services with respect to any portfolio company of such private equity firm which is a Competitive Business;

(3)	acquire a financial interest in, or otherwise become actively involved with, any Competitive Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or

(4)	interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the date of this Agreement) between the Company or any of its Subsidiaries and customers, clients, suppliers, or investors of the Company or any of its Subsidiaries.

Notwithstanding anything to the contrary in this Agreement, Executive may, directly or indirectly own, solely as an investment, securities of any Person engaged in the business of the Company or any of its Subsidiaries which are publicly traded on a national or regional stock exchange or on the over-the-counter market if Executive (i) is not a controlling person of, or a member of a group which controls, such Person and (ii) does not, directly or indirectly, own 5% or more of any class of securities of such Person.

(c) During the Restricted Period, Executive will not, whether on Executive’s own behalf or on behalf of or in conjunction with any Person, directly or indirectly:

(i) solicit or, other in the ordinary course of performing Executive’s duties for the Companies, encourage any employee of BHP PTS Holdings, L.L.C. (“BHP”) or any of its Subsidiaries to leave the employment of BHP or any of its Subsidiaries; or

(ii) hire any such employee who was employed by BHP or any of its Subsidiaries as of the date of Executive’s termination of employment with the Company or who left the employment of BHP or any of its Subsidiaries coincident with, or within twelve (12) months prior to, the termination of Executive’s employment with the Company or any of its Subsidiaries.

(d) During the Restricted Period, Executive will not, directly or indirectly, solicit or encourage to cease to work with BHP or any of its Subsidiaries any consultant then under contract with BHP or any of its Subsidiaries.

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(A) Notwithstanding anything herein to the contrary, upon a Change of Control (as defined in the Employment Agreement), the definition of BHP, the Company, Catalent, their respective Subsidiaries and Affiliates and their respective employees, independent contractors, clients and prospective clients for purposes of this Section 6.1 shall refer only to BHP, the Company, Catalent, their respective Subsidiaries and Affiliates (and the businesses in which they were engaged or had active plans to engage in), their respective employees, independent contractors, clients and prospective clients, in each case, as of the date immediately prior to such Change of Control.

(e) It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in this Section 6.1 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein

6.2 Confidentiality.

(a) Executive will not at any time (whether during or after Executive’s employment with the Company and its Subsidiaries), other than in the ordinary course of business for the Company, Catalent or their respective Subsidiaries (x) retain or use for the benefit, purposes or account of Executive or any other Person; or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company and its Subsidiaries (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information of the Company and its Subsidiaries —including without limitation trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals — concerning the past, current or future business, activities and operations of the Company, its Subsidiaries or Affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis (“Confidential Information”) without the prior written authorization of the Board. Notwithstanding anything herein to the contrary, Executive shall not be prohibited from disclosing Confidential Information in connection with any litigation, arbitration or mediation involving the Employment Agreement and its Exhibits or any other agreement among or between the Parties.

(b) “Confidential Information” shall not include any information that is (a) generally known to the industry or the public other than as a result of Executive’s breach of this covenant or any breach of other confidentiality obligations by third parties; (b) made legitimately available to Executive by a third party without breach of any confidentiality obligation; or (c) required by law to be disclosed or in any judicial or administrative process; provided that, unless prohibited by law or regulation, Executive shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate, at the Company’s cost, with any attempts by the Company to obtain a protective order or similar treatment.

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(c) Upon termination of Executive’s employment with the Company for any reason, Executive shall (x) cease and not thereafter commence use of any Confidential Information or intellectual property (including, without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company, its Subsidiaries or Affiliates; (y) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in Executive’s possession or control (including any of the foregoing stored or located in Executive’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information or otherwise relate to the business of the Company, its Affiliates and Subsidiaries, except that Executive may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information as well as any information he reasonably believes is necessary for tax purposes; and (z) notify and fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information of which Executive is or becomes aware.

6.3 Repayment of Proceeds. If Executive breaches in any willful and material way (x) the non-competition and non-solicitation provisions of Section 6.1 or the confidentiality provisions of Section 6.2 or (y) the non-competition, non-solicitation or confidentiality provisions of the Employment Agreement and, in either case, Executive does not cure such breach within ten (10) days following receipt of notice from the Company of such breach, then Executive shall be required to pay to the Company, within ten (10) business days following the first date on which Executive first breaches such provisions, an amount equal to the excess, if any, of (A) the aggregate proceeds Executive received upon the sale or other disposition of, or distributions in respect of, Executive’s Option Shares and RSU Shares over (B) the aggregate Cost of such Shares (which, for the avoidance of doubt, shall include the exercise price per share with respect to the Option Shares). Except as otherwise set forth in this Section 6.3 and Section 4.3, the Company’s obligations under this Agreement shall not be subject to setoff, counterclaim or recoupment by the Company or Catalent.

6.4 Notwithstanding anything herein to the contrary, in the event of any conflict between the terms of Sections 6.1 and 6.2 and the terms of any employment, non-competition or confidentiality agreement between Executive and the Company and its Subsidiaries, the terms of such employment, non-competition or confidentiality agreement shall govern.

7.	Miscellaneous.

7.1 Transfers to Permitted Transferees. Prior to the transfer of Shares, to the extent permitted under the terms of the Securityholders Agreement, Executive shall deliver to the Company a written agreement of the proposed transferee (a) evidencing such Person’s undertaking to be bound by the terms of this Agreement and (b) acknowledging that the Shares transferred to such Person will continue to be Shares for purposes of this Agreement in the hands of such Person. Any transfer or attempted transfer of Shares in violation of any provision of this Agreement or the Securityholders Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Shares as the owner of such Shares for any purpose.

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7.2 Recapitalizations, Exchanges, Etc. Affecting Shares. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Shares, to any and all securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of any dividend payable in shares of Common Stock, issuance of shares of Common Stock, combination, recapitalization, reclassification, merger, consolidation or otherwise.

7.3 Executive’s Employment by the Company. Nothing contained in this Agreement shall be deemed to obligate the Company or any Subsidiary of the Company to employ Executive in any capacity whatsoever or to prohibit or restrict the Company (or any such Subsidiary) from terminating the employment of Executive at any time or for any reason whatsoever, with or without Cause.

7.4 Cooperation. Executive agrees to cooperate with the Company in taking action reasonably necessary to consummate the transactions contemplated by this Agreement.

7.5 Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that no transferee shall derive any rights under this Agreement unless and until such transferee has executed and delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement; and provided further that Blackstone is a third party beneficiary of this Agreement and shall have the right to enforce the provisions hereof.

7.6 Amendment; Waiver. This Agreement may be amended only by a written instrument signed by the parties hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

7.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to conflicts of law principles thereof.

7.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, telecopied (with confirmation of receipt), one day after deposit with a reputable overnight delivery service (charges prepaid) and three days after deposit in the U.S. Mail (postage prepaid and return receipt requested) to the address set forth below or such other address as the recipient party has previously delivered notice to the sending party.

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(a) If to the Company:

PTS Holdings Corp.

c/o Catalent Pharma Solutions, Inc.

14 Schoolhouse Road Somerset, NJ 08873

Attention: General Counsel

with a copy to:

c/o The Blackstone Group

345 Park Avenue

New York, New York 10154

Attention: Chinh Chu

Fax: (212) 583-5722

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017-3954

Attn: Wilson Neely and Brian Robbins

Fax: (212) 455-2502

(b) If to the Executive, to the address as shown on the stock ledger of the Company.

7.9 Integration. This Agreement and the documents referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement and the documents referred to herein or delivered pursuant hereto supersede all prior agreements and understandings between the parties with respect to such subject matter, other than as specifically provided for herein.

7.10 Counterparts. This Agreement may be executed in separate counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

7.11 Injunctive Relief. Executive and any permitted transferee each acknowledges and agrees that a violation of any of the terms of this Agreement will cause the Company irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that the Company shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity. If equitable relief is not available, then the parties agree that any controversy, dispute or claim arising out of, in connection with, or in relation to this Agreement shall be settled in accordance with Section 12(c) of the Employment Agreement.

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7.12 Rights Cumulative; Waiver. The rights and remedies of Executive and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

*    *    *    *    *

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IN WITNESS WHEREOF, the parties have executed this Management Equity Subscription Agreement as of the date first above written.

PTS HOLDINGS CORP.

By:
Name:
Title:

Subscription Agreement

JOHN R. CHIMINSKI

Subscription Agreement

CONSENT OF SPOUSE

I,                             , the undersigned spouse of Executive, hereby acknowledge that I have read the foregoing Management Equity Subscription Agreement (the “Agreement”) and that I understand its contents. I am aware that the Agreement provides for the repurchase or forfeiture of my spouse’s Shares (as defined in the Agreement) under certain circumstances and imposes other restrictions on the transfer of such Shares. I agree that my spouse’s interest in the Shares is subject to the Agreement and any interest I may have in such Shares shall also be irrevocably bound by the Agreement and, further, that my community property interest in such Shares, if any, shall be similarly bound by the Agreement.

I am aware that the legal, financial and other matters contained in the Agreement are complex and I am encouraged to seek advice with respect thereto from independent legal and/or financial counsel. I have either sought such advice or determined after carefully reviewing the Agreement that I hereby waive such right.

Acknowledged and agreed this day of , 2009.

Name:

Witness

Subscription Agreement – Consent of Spouse

EXHIBIT A

Shares of Common Stock: 100

Purchase Price for Shares: $1,000

Number of Shares subject to the Option: 15,000

Exercise Price of Shares subject to the Option: $1,000

Number of RSUs: 2,000

Exhibit A to Subscription Agreement

EXHIBIT B

ELECTION TO INCLUDE SHARES OF COMMON STOCK IN GROSS

INCOME PURSUANT TO SECTION 83(b) OF THE

INTERNAL REVENUE CODE

The undersigned purchased shares of common stock (the “Common Stock”) of PTS Holdings Corp. (the “Company”) on March     , 2009. The undersigned desires to make an election to have the shares of Common Stock taxed under the provision of Section 83(b) of the Internal Revenue Code of 1986, as amended (“Code §83(b)”), at the time the undersigned purchased the shares of Common Stock.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the shares of Common Stock (described below), to report as taxable income for calendar year 2009 the excess, if any, of the Common Stock’s fair market value on March     , 2009 over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1. The name, address and social security number of the undersigned:

Name:	________________________________________
Address:	________________________________________
________________________________________
SSN:	________________________________________

2. A description of the property with respect to which the election is being made:

    100 shares of Common Stock.

3. The date on which the property was transferred: March     , 2009. The taxable year for which such election is made: calendar year 2009.

4. The restrictions to which the property is subject: The shares of Common Stock are subject to transfer restrictions, repurchase rights and forfeiture in connection with certain specified terminations of employment.

5. The aggregate fair market value on March     , 2009 of the shares of Common Stock with respect to which the election is being made, determined without regard to any lapse restrictions: $100,000.

6. The aggregate amount paid for the shares of Common Stock: $100,000.

7. A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations §1.83-2(d).

Dated: , 2009
John R. Chiminski

Exhibit B to Subscription Agreement